Exhibit 10.24

Gill Engineering Associates, Inc. 63 Kendrick Street Needham, MA 02494 www.gill-eng.com 781-355-7100

SUBCONSULTANT AGREEMENT FOR PROFESSIONAL SERVICES

This Agreement between OXYS corporation a                         located at 705 Cambridge St, Cambridge, MA 02141("Subconsultant") and Gill Engineering Associates, Inc., a corporation, located at 63 Kendrick Street, Needham, MA 02494 ("Consultant") takes effect on 2/21/2018.

Background

The Consultant and MassDOT Highway Division  (the "Owner") entered into an agreement dated 2/21/2018 for Development of Real Time In-Service Prestressed Beem Monitoring Program (the "Project").

The agreement between Consultant and Owner, including attachments and amendments, is referred to in this Agreement as the "Prime Agreement". A copy of the Prime Agreement (which may have compensation and confidential provisions deleted) is attached as Exhibit A.

The Agreement

SUBCONSULTANT'S COMMENCEMENT OF SERVICES IS CONSIDERED ACCEPTANCE OF ALL TERMS AND CONDITIONS OF THIS AGREEMENT BY SUBCONSULTANT.

1      Subconsultant's Services

1.1	Subconsultant agrees to perform the Services described in Exhibit B (the "Scope of Services") for the compensation and duration stated in Exhibit C. Exhibit B and Exhibit C are attached and incorporated into this Agreement.
1.2	Subconsultant is an independent contractor and not an employee of Consultant or a joint venture partner with Consultant As an independent contractor, Subconsultant is solely responsible for the means and methods it uses in performing the Services.
1.3	While rendering professional services under this Agreement, Subconsultant shall comply with all applicable professional registration, licensing, and practice requirements.
1.4	Subconsultant is required to cooperate with Consultant in performing the Services to enable Consultant to fulfill its obligations under the Prime Agreement.
1.5	Consultant may add to or delete from the Services. If a portion of the Services is deleted, Consultant may equitably adjust Subconsultant's compensation and time to perform the Services. Subconsultant is required to obtain prior written approval from the Consultant of any increase in compensation or time for the performance by Subconsultant of additional services; otherwise, Consultant is not required to increase Subconsultant's compensation or time for additional services.
1.6	Before subcontracting any portion of the Services, Subconsultant must obtain Consultant's written consent to the proposed subcontractor and the proposed subcontract; Consultant may withhold its consent, in its sole and absolute discretion. Consultant is not bound and is not liable to Subconsultant or Subconsultant's subcontractor under any subcontract.
1.7

The standard of care for Subconsultant's performance of the Services is the skill and diligence ordinarily exercised by professionals performing similar services in similar location and condition. The Subconsultant has a duty to correct deficiencies in the Services without additional compensation. If Subconsultant does not correct the deficiencies in a prompt and timely manner, Consultant may correct, or have others correct, the deficiencies in Subconsultant's Services and Subconsultant is liable for the costs. Consultant may deduct the costs from Subconsultant's compensation or invoice Subconsultant for the costs, or both. If Consultant invoices Subconsultant for the costs to correct a deficiency, Subconsultant must pay Consultant the full amount no more than 30 days after the invoice date.

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1.8	Subconsultant represents that the Services and work product furnished by Subconsultant shall have clear title; shall be free from any valid claim for copyright, patent, or trademark infringement; and, shall be free of all liens, claims, demands, and encumbrances.
1.9	Subconsultant agrees to perform the Services in compliance with applicable federal, state, and local laws, statutes, codes, rules, regulations and the requirements of authorities and agencies having jurisdiction over the Services or the Subconsultant.

2      Prime Agreement

2.1	Subconsultant agrees to be bound to Consultant as Consultant is bound to Owner under the Prime Agreement for the performance of the Scope of Services described in Exhibit B.
2.2	Subconsultant agrees that Consultant's rights and remedies are cumulative under this Agreement and include, without limitation, all the rights and remedies of the Owner under the Prime Agreement
2.3	Subconsultant agrees that if the Prime Agreement is amended or changed, this Agreement is amended or changed to the same extent.
2.4	Subconsultant agrees that if a term or condition of the Prime Agreement and this Agreement conflict, then the term or condition of the Prime Agreement applies to Subconsultant unless this Agreement imposes a greater requirement or burden on Subconsultant.
2.5	Subconsultant agrees that if the Prime Agreement requires Consultant to include a term or condition of the Prime Agreement textually in this Agreement, then those required terms and conditions are considered incorporated and textually included.

3      Terms of Payment

3.1	Subconsultant agrees to prepare invoices for its Services and expenses in the form and with the supporting documentation Consultant requires. Subconsultant agrees to submit invoices once a month by the 7th day of the month for consideration for payment the following month subject to the other terms and conditions of this Agreement.
3.2	Subconsultant agrees that Subconsultant's delivery to Consultant of an original of this Agreement signed by Subconsultant without revision is a condition precedent to Consultant's duty to pay Subconsultant for Subconsultant's Services and expenses.
3.3	Subconsultant agrees that:
A.	Owner's payment to Consultant for Subconsultant's Services and expenses is a condition precedent to Consultant's duty to pay Subconsultant for Subconsultant's Services and expenses;
B.	Consultant is obligated to pay Subconsultant only the amount Owner pays Consultant for Subconsultant's Services and expenses;
C.	Consultant will pay Subconsultant no more than 10 calendar days after Owner pays Consultant for Subconsultant's Services and expenses;

3.4	In addition to the requirements of Paragraph 3.3 of this Agreement, Subconsultant's completion of the Services in strict accordance with this Agreement and the Prime Agreement is a condition precedent to Consultant's duty to make final payment to Subconsultant for Subconsultant's Services and expenses.

4      Insurance

4.1	Before Subconsultant begins to perform the Services, Subconsultant must obtain and maintain, at its own expense, during the term of the Agreement and for the immediately following three years, at least the kinds of insurance coverage and the limits of insurance coverage required by this Agreement:
A.	worker's compensation and employer's liability insurance as required by the jurisdiction or jurisdictions in which the Services are to be performed;
B.	comprehensive automobile and vehicle liability insurance covering claims for injuries to members of the public and/or damages to property of others arising from use of motor vehicles, including onsite and offsite operations, and owned, non-owned, or hired vehicles, with $1,000,000 combined single limits;

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C.	commercial general liability insurance covering claims for injuries to members of the public at large or damage to property of others arising out of any act or omission of the Subconsultant or of any of its employees, agents, or Subcontractors, with $1,000,000 combined single limits; and,
D.	professional liability insurance of $1,000,000.

4.2	Subconsultant agrees to name Consultant as an additional insured under the commercial general liability insurance and automobile liability insurance policies required of Subconsultant by this Agreement and the Prime Agreement.
4.3	Subconsultant warrants that Subconsultant's and its insurer's rights of subrogation against Consultant and Owner are waived under Subconsultant's commercial general liability insurance and comprehensive automobile liability insurance policies.
4.4	Insurance certificates delivered to Consultant under this Agreement must state that Subconsultant's insurer agrees to notify Consultant 30 days before any insurance policy required to be maintained by Subconsultant under this Agreement or the Prime Agreement is canceled, not renewed, or materially changed.

5      Indemnification

5.1	Subconsultant agrees to indemnify Consultant, and Consultant's directors, officers, shareholders, members, managers, partners, employees, and agents, and the Owner, against any claim, action, liability, damage, cost, or expense, including, without limitation, reasonable attorney's fees, to the extent caused by Subconsultant's, or its agent's, breach of any representation, agreement or covenant in this Agreement or the Prime Agreement, or by Subconsultant's, or its agent's, intentional misconduct or negligent act or omission, or by Subconsultant's, or its agent's, violation of applicable laws, rules, and regulations, in carrying out, or in failing to carry out, Subconsultant's, or its agent's, duties, responsibilities, or activities under this Agreement or the Prime Agreement This Article 5 survives this Agreement's expiration or termination.

6      Waiver of Consequential Damages

6.1	Both Consultant and Subconsultant waive all contingent, consequential, or other indirect damages including, without limitation, damages for loss of use, revenue or profit; operating costs and facility downtime, however the same may be caused. The limitations and exclusions of liability set forth in this Article shall apply regardless of the fault, breach of contract, tort (including negligence), strict liability or otherwise of Consultant, its employees, or subconsultants.
6.2	If Consultant accepts the liability of consequential damages in the Prime Agreement, the Subconsultant shall be held liable also.

7      Suspension & Termination

7.1	Subconsultant will, upon notice from Consultant, suspend, delay or interrupt all or part of the Services. In such event, the Subconsultant will resume the Services upon notice from Consultant, and an appropriate extension of time will be mutually agreed upon and added to the Subconsultant's time of performance, without any increase in price if the Services are to be performed for a fixed fee.
7.2	Consultant may terminate this Agreement for its convenience upon notice to Subconsultant Subject to the other provisions of this Agreement governing payment for Services, Consultant will pay Subconsultant for the Services rendered in accordance with this Agreement through the termination date. Subconsultant shall submit a detailed invoice of the Services to Consultant. Subconsultant shall not be entitled to profit or other compensation on Services not performed.
7.3	Consultant may terminate this Agreement for cause if:
A.	Subconsultant fails to perform its obligations under this Agreement, and does not effect a prompt and timely cure;
B.	Subconsultant undertakes a general assignment for the benefit of its creditors;
C.	Subconsultant files a bankruptcy petition;
D.	a receiver is appointed for Subconsultant's assets; or,
E.	all or a substantial part of Subconsultant's assets are attached.

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7.4	If Consultant terminates this Agreement for cause, then Consultant may, at its option:
A.	perform the Services in any manner it considers appropriate; and,
B.	deduct any additional costs Consultant incurs from any amount that would otherwise be due Subconsultant under this Agreement, including, without limitation, Consultant's attorney's fees related to Subconsultant's default, regardless of whether proceedings are instituted to enforce the provisions of this Agreement or the Prime Agreement.

8      Liens & Claims

8.1	Acceptance by Subconsultant of final payment shall operate as a full and final release of Consultant and Owner from liability for any and all claims by Subconsultant, and its subcontractors or suppliers, for additional compensation or payment for Services rendered, costs incurred, or work performed by Subconsultant under this Agreement Consultant may withhold an amount sufficient to discharge any or all liens asserted at any time by or through Subconsultant or Subconsultant's subcontractors or suppliers from any payment due the Subconsultant

9      Project Files & Furnished Information

9.1	Upon request, Subconsultant agrees to deliver all drawings, specifications, technical data, and other information that Subconsultant prepares or develops under this Agreement ("Project Files") to Consultant The Project files are considered a work made for hire. Consultant owns all proprietary rights and the copyright in the Project Files. To the extent the Project Files are not considered a work made for hire, Subconsultant agrees to transfer, upon request, the copyright in the Project Files to Consultant Subconsultant may retain an archival copy of the Project Files. If requested, Subconsultant agrees to deliver additional copies of the Project Files to Consultant for Subconsultant's reasonable costs to reproduce the Project Files. Subconsultant consents to the use of the Project Files by Consultant or others to complete the Project The Consultant agrees to waive claims against and indemnify the Subconsultant for claims resulting from the use, misuse, unauthorized re-use, or alteration of these project files.
9.2	All drawings, specifications, technical data, and other information furnished to Subconsultant either by Consultant or Owner for the Services ("Furnished Information") are, and will remain, the property of Consultant or Owner. Subconsultant agrees to use the Furnished Information only for the Services, and agrees not to disclose the Furnished Information to third parties or to use the Furnished Information in any manner detrimental to the interests of Consultant or Owner.

10      Accounting Records

10.1	Subconsultant will maintain accounting records, in accordance with generally accepted accounting principles and practices, to substantiate all invoiced amounts. The Subconsultant's accounting records will be available for examination by Consultant during Subconsultant's normal business hours for a period of three years after Subconsultant's final invoice or that period required under the Prime Agreement, whichever is longer.

11      Dispute Resolution

11.1	The method of dispute resolution shall follow the provisions of the Prime Agreement, if provided for therein. If not provided for in the Prime Agreement, the parties agree to negotiate all disputes between them arising out of this Agreement in good faith for a period of 30 days. prior to requesting mediation, Should the parties fail to reach agreement through negotiation, the dispute shall be mediated by the parties within a reasonable time after the first request for mediation, prior to either party filing a suit in a court of law, provided, however, that neither party shall be obligated to mediate prior to requesting injunctive relief.

12      Transfer or Assignment

12.1	Subconsultant agrees not to transfer or assign any rights or duties under this Agreement without Consultant's prior written consent. Unless otherwise stated in Consultant's written consent to a transfer or an assignment, no transfer or assignment will release or discharge the Subconsultant from any obligation under this Agreement

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13     Other Provisions

13.1	Subconsultant will not disclose the nature of its Services on the Project, or engage in any other publicity or public media disclosures with respect to this Project without the prior written consent of the Owner. This paragraph 12.1 survives this Agreement's expiration or termination.
13.2	Neither party will be liable to the other for delays caused by circumstances beyond the reasonable control of the nonperforming party.
13.3	This Agreement gives no rights or benefits to anyone other than the Subconsultant and Consultant, and has no third-party beneficiaries.
13.4	Subconsultant, its employees and agents, will look solely to the Consultant for recovery of any judgment or award Subconsultant obtains against Consultant or those for whom Consultant is liable. Subconsultant and Consultant agree that each other's partners, members, shareholders, officers, directors, managers, employees, and agents, are not personally liable to each other under this Agreement.
13.5	Notice must be in writing and delivered to the address for the party set forth in this Agreement. To change its address for delivery of notice, a party must notify the other party.
13.6	Massachusetts law governs this Agreement, regardless of Massachusetts's choice of law rules.
13.7	Neither party waives strict performance of this Agreement nor its rights or remedies under this Agreement because of an earlier waiver of the performance of any part of this Agreement.
13.8	The captions in this Agreement are for purpose of convenience only and form no part of this Agreement.
13.9	If any part of any provision of this Agreement is illegal, invalid, or unenforceable, then that part shall be ineffective to the extent of the illegality or invalidity or lack of enforceability only, without in any way affecting the remaining parts of that provision or remaining parts of this Agreement.
13.10	Subconsultant agrees to comply with all applicable anti-discrimination and equal employment laws and regulations and agrees to provide any necessary certificates to show such compliance.
13.11	This Agreement represents the entire understanding, and supersedes all prior understandings, between the parties relating to the subject matter of this Agreement. The parties may amend this Agreement only by a writing signed by each party's authorized representative.

Exhibits:

A.    Prime Agreement

B.    Scope of Services

C.    Compensation

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EXHIBIT A

Prime Agreement

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Notice to Proceed

October 15, 2013

Gill Engineering Associates

200 Highland Avenue, 4th Floor

Needham, MA 02494

Contract Number:	77862 (N13000000001)
Action Date:	October 9, 2013
Action Item#:	31

Dear Joseph P. Gill, P. E.

Enclosed is your signed copy of the contract award with the Massachusetts Department of Transportation (MassDOT) - Highway Division.

This contract is for providing design and review services to MassDOT on an open end basis for various statewide highway and bridge projects.

This is a rate contract with duration dates from October 9, 2013 until October 8, 2018.

Cordially,

TMB/1rd

Email:	Michael J. Schwartz
Oscar Epstein
Joseph Pavao

CC:	Fiscal Management
Contracts & Records

Ten Park Plaza, Suite 7520
Boston, MA 02116
Leading the Nation in Transportation Excellence	Tel: 857-368-9537 Fax:857-368-0623
www.mass.gov/massdot

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Massachusetts Department of Transportation - Highway Division

Consultant Contract Award **Amount Range: $500,000 and up**

Originating Office: Consultant Contracts **Contract #:** 77862

Contract Type: MA- Consultant Design Services **Project ID:** RFR#: 201304EDRS

Project/Location: Statewide/Design and Review Services for Highway & Bridge Projects

Vendor/Party Name: GILL ENGINEERING ASSOCIATES

Vendor/Party Address:

Original Max. Obligation: RATE **Completion Date/Duration:** 10.8.2018

NTP Date: 10.9.2013 **Federal Aid Number:** N/A

Description:

Enclosed are three open end engineering design contracts with consultants who have been selected in response to an RFR under a MassDOT Master Agreement (MA). Forty six consultants were selected under this MA for providing highway and bridge design services based on their past experience. These contracts will have a duration of five years with an option to renew for another two years.

The tasks that may be assigned under this type of open end contract will include project scoping, preparing preliminary and final design plans, review of plans prepared by others, construction phase services, special studies, and emergency assignments. The services will be provided on a project by project basis, as assigned by the Engineer.

Compensation for each assignment will be made on a costs plus net fee basis in accordance with indirect costs rates specified in the Special Provisions and a net fee of ten (10) percent, plus authorized direct expenses. Since no funds are currently being obligated for the contracts awarded under this MA, the obligations will vary depending on the amount of work assigned by MassDOT.

It is recommended that the enclosed three consultant design contracts be approved for award under MA0450INTF0000N13000000001 for Contract No. 77847 with BETA Group, Inc., Contract No. 77862 with Gill Engineering Associates, Inc. and Contract No. 77863 with Green International Affiliates, Inc.

Submitted By:		Approved By:	
[signature]	10/8/2013	[signature]	10/9/13
Consultant Contract Engineer	Date	Chief Engineer	Date
[signature]	10-08-13	[signature]	10.9.13
Director of Bridge Project Development	Date	for General Counsel	Date
		[signature]	10/9/13
Budget/C.E.P.O.	Date	Highway Administrator	Date
[signature]	10/9/2013	N/R	
Director of Contracts & Records	Date	Secretary/CEO	Date

DOT AWARD 03-25-2010

Item Number: 31

Date: OCT 09 2013

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MASSDOT STANDARD CONTRACT FORM

This form is issued and published by the Massachusetts Department of Transportation (MassDOT or Department). Any changes to the official printed language of this form shall be void. Additional non-conflicting terms may be added by Attachment. Contractors may not require any additional agreements, engagement letters, contract forms or other additional terms as part of this Contract without prior Department approval.

CONTRACTOR LEGAL NAME: Gill Engineering Associates, Inc.	DEPARTMENT NAME: MassDOT, Highway Division MMARS Department Code: DOT
Legal Address: 200 Highland Avenue, 4th Floor, Needham, MA 02494	Business Mailing Address: 10 Park Plaza, Room 6340, Boston, MA 02116
Contract Manager: Joseph P. Gill, P.E.	Billing Address (if different):
E-Mail: jgill@gill-eng.com	Contract Manager: Michael J. Schwartz
Phone: (781) 355-7100	E-Mail: michael.j.schwartz@state.ma.us
Contractor Vendor Code: VC6000189314	Phone: 857- 368-9464 Fax: 857-368-0632
Vendor Code Address ID (e.g. "AD001"): AD 001 .	MMARS Doc ID(s): MA 0450 INTF0000N13000000001
(Note: The Address ID Must be set up for EFT payments.)	RFR/Procurement or Other ID Number: 201304EDRS

_x_ NEW CONTRACT

PROCUREMENT OR EXCEPTION TYPE: (Check one option only)

__ Statewide Contract (OSD or an OSD-designated Department)
__ Collective Purchase (Attach OSD approval, scope, budget)
x__ Department Procurement (includes State or Federal grants 815 CMR 2.00) (Attach RFR and Response or other procurement supporting documentation)
__ Emergency Contract (Attach justification for emergency, scope, budget)
__ Contract Employee (Attach Employment Status Form, scope, budget)
__ Legislative/Legal Exemption or Other: (Attach authorizing language/justification, scope and budget)

__ CONTRACT AMENDMENT

Enter **Current Contract End Date *Prior*** to Amendment: _____, 20___.
Enter **Amendment Amount**: $ _______. (or "no change")

AMENDMENT TYPE: (Check one option only. Attach details of Amendment changes.)

__ Amendment to Scope or Budget (Attach updated scope and budget)
__ Interim Contract (Attach justification for Interim Contract and updated scope/budget)
__ Contract Employee (Attach any updates to scope or budget)
__ Legislative/Legal Exemption or Other: (Attach authorizing language/justification and updated scope and budget)

The MassDOT TERMS AND CONDITIONS form (T&C) has been executed, filed with CTR and is incorporated by reference into this Contract.

COMPENSATION: (Check ONE option): The Department certifies that payments for authorized performance accepted in accordance with the terms of this Contract will be supported in the state accounting system by sufficient appropriations or other non-appropriated funds, subject to intercept for MassDOT/Commonwealth owed debts under 815 CMR 9.00.
_x_ Rate Contract (No Maximum Obligation. Attach details of all rates, units, calculations, conditions or terms and any changes if rates or terms are being amended.)
__ Maximum Obligation Contract Enter Total Maximum Obligation for total duration of this Contract (or *new* Total if Contract is being amended). $ __________.

PROMPT PAYMENT DISCOUNTS (PPD): Commonwealth payments are issued through EFT 45 days from invoice receipt. Contractors requesting **accelerated** payments must identify a PPD as follows: Payment issued within 10 days ___ % PPD; Payment issued within 15 days ___ % PPD; Payment issued within 20 days ___ % PPD; Payment issued within 30 days ___% PPD. If PPD percentages are left blank, identify exemption: __ statutory/legal or Ready Payments (G.L. c. 29, § 23A); ___ federal grant/trust; _X__ initial payment (subsequent payments must be scheduled to support payee cash flow needs and standard EFT 45 day payment cycle. See Prompt Pay Discounts Policy.)

BRIEF DESCRIPTION OF CONTRACT PERFORMANCE or REASON FOR AMENDMENT: (Enter the Contract title, purpose and a detailed description of the scope of performance or what is being amended for a Contract Amendment. Attach all supporting documentation X.)
The Consultant, Gill Engineering Associates, Inc., was selected for Design Contract Number 77862 under a Master Service Agreement (MSA) for providing design and review services to MassDOT on an open end basis for various statewide bridge projects.

ANTICIPATED START DATE: (Complete ONE option only) The Department and Contractor certify for this Contract, or Contract Amendment, that Contract obligations:
_x_ 1. may be incurred as of the Effective Date (latest signature date below subject to any required approvals) and no obligations have been incurred prior to the Effective Date.
__ 2. may be incurred as of _____, 20___, a date LATER than the Effective Date below and no obligations have been incurred prior to the Effective Date.
__ 3. were incurred as of ______, 20___, a date PRIOR to the Effective Date below, and the parties agree that payments for any obligations incurred prior to the Effective Date are authorized to be made either as settlement payments or as authorized reimbursement payments, and that the details and circumstances of all obligations under this Contract are attached and incorporated into this Contract. Acceptance of payments forever releases the Commonwealth and MassDOT from further claims related to these obligations.

CONTRACT END DATE: Contract performance shall terminate as of 10/8 20 18, with no new obligations being incurred after this date unless the Contract is properly amended, provided that the terms of this Contract and performance expectations and obligations shall survive its termination for the purpose of resolving any claim or dispute, for completing any negotiated terms and warranties, to allow any close out or transition performance, reporting, invoicing or final payments, or during any lapse between amendments.

CERTIFICATIONS: Notwithstanding verbal or other representations by the parties, the "Effective Date" of this Contract or Amendment shall be the latest date that this Contract or Amendment has been executed by an authorized signatory of the Contractor, the Department, or a later Contract or Amendment Start Date specified above, subject to any required approvals. The Contractor makes all certifications required under the attached Contractor Certifications (incorporated by reference if not attached hereto) under the pains and penalties of perjury, agrees to provide any required documentation upon request to support compliance, and agrees that all terms governing performance of this Contract and doing business in Massachusetts are attached or incorporated by reference herein according to the following hierarchy of document precedence, the MassDOT Terms and Conditions, this Standard Contract Form including the Instructions and Contractor Certifications, the Request for Response (RFR) or other solicitation, the Contractor's Response, and additional negotiated terms, provided that additional negotiated terms will take precedence over the relevant terms in the RFR and the Contractor's Response only if made using the process outlined in 801 CMR 21.07, incorporated herein, provided that any amended RFR or Response terms result in best value, lower costs, or a more cost effective Contract.

AUTHORIZING SIGNATORY FOR THE CONTRACTOR:

X: [signature] Date: 10/1/13
(Signature and Date Must Be Handwritten At Time of Signature)
Print Name: Joseph Gill
Print Title: President

AUTHORIZING SIGNATORY FOR MassDOT:

X: [signature] Date: 10/9/13
(Signature and Date Must Be Handwritten At Time of Signature)
Print Name: FRANCIS A. DEPAOLA P.E.
Print Title: HIGHWAY ADMINISTRATOR

(Issued 5/27/2011) Page 1 of 5.

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ATTACHMENT A

SCOPE OF SERVICES

The services to be provided by the Consultant in connection with assisting MassDOT Highway Division will generally fall within the following work categories:

1.    Project Scoping — General

2.    Design Services

3.    Review Services

4.    Construction Phase Engineering

5.    Special Studies, Reports and Document Preparation

6.    Emergency Assignments

DESCRIPTION OF WORK CATEGORIES

1.      Project Scoping (General)

Specific assignments will be designated whereby the Consultant will be directed to provide MassDOT with detailed scopes of work and estimates of workhours and project costs for various statewide projects. Project scoping may be requested for preliminary design, final design through P.S.& E., construction engineering, or a combination of project phases. The Consultant shall prepare project scopes of work that are clearly written and sufficiently detailed to ensure that subsequent project plans and specifications developed for MassDOT meet all MassDOT, FHWA, and AASHTO standards and criteria, including the best engineering policies and practices as currently accepted.

Tasks under this category will include: research; compilation and review of existing data; meetings with MassDOT staff; photographic and video record of the existing project site (structural, roadway, waterway, railroad, etc.); and field evaluation of the proposed project. The Consultant shall make replacement/rehabilitation recommendations that are consistent with MassDOT's Non-National Highway System Bridge R&R Policy.

2.      Design Services

Design assignments shall include all work necessary to furnish either preliminary designs or final designs in accordance with applicable Sections of the Standard Provisions, Division II-Standard Task Descriptions and Special Provisions. These assignments may include the completion of work previously performed but not completed by others. Design assignments may also include construction phase services, to be furnished in accordance with the Standard Provisions, Divisions I and II and the Special Provisions, such as review of shop drawings, furnishing advice during construction, and field inspection of traffic signal installations.

A-1

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DESCRIPTION OF WORK CATEGORIES                           (Cont'd.)

3.     Review Services

Review assignments shall include all work necessary for the complete review of plans and specifications for MassDOT projects, and confirmation that the plans and specifications meet all MassDOT, FHWA, and AASHTO standards and criteria, including the best engineering policies and practices, as currently accepted. Items to be reviewed may consist of any or all of the following: highway design plans; specifications and estimates; right-of-way and layout plans; bridge calculations, plans, specifications and estimates; drainage and grading plans; hydraulic plans; utility plans; roll base plans; cross sections; profiles; traffic control devices plans; detail plans; and any other materials related to MassDOT projects.

4.      Construction Phase Engineering

Assignments under construction phase services will be done in accordance with the Standard Provisions, Division II-Standard Task Descriptions (Section 900) and Special Provisions. These assignments may include pre-bid services; participation in a pre-construction conference; review and approval of shop drawings; preparation of signal permits; review, approve or take appropriate action regarding conformance to bridge construction procedures; furnish advice during construction including review and response to RFIs; perform field inspection including traffic signal installations; perform geotechnical construction evaluation and complete a bridge rating including photographs.

5.      Special Studies, Reports and Document Preparation

Assignments under this work category will involve the preparation of studies, reports, specifications, guides, and other documents required by the MassDOT. Tasks may involve research, site visits, meetings and coordination with MassDOT staff and others, writing, editing, and printing of documents. The Consultant may also be required to train MassDOT staff and others regarding materials prepared by them under these assignments.

6.      Emergency Assignments

The Engineer may request that emergency assignments and/or those which may only require a field visit and/or submission of a brief report be performed by the Consultant on a costs plus a net fee basis, without the necessity of an agreed-upon cost prior to the performance of the work. All such assignments shall require written approval of the Engineer, certifying that the work was performed at MassDOT's request and that the cost was reasonable.

A-2

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GENERAL

The Consultant, upon written notice from MassDOT of a project assignment, shall attend a scope of work meeting with the Engineer; shall visit the project site for the purpose of making an inspection or evaluation of the project as may be necessary to familiarize, determine, and confirm the extent of the assignment; and shall submit a written proposal report to MassDOT for approval by the Engineer. The proposal report shall include the Consultants suggested procedures, along with the estimated workhours to perform the services and an estimate of all associated costs, including direct expenses. The proposal report shall also include an estimate of the construction costs of all improvements to be made (if applicable).

For each assignment, the Consultant shall comply with all Sections of the Standard Provisions, Divisions I and II, and as amended by the Special Provisions excepting as expressly amended or supplemented for each assignment.

A-3

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The Commonwealth of Massachusetts
Massachusetts Department of Transportation - Highway Division
670A/671A Form for Consultant Type Contracts under Massachusetts General Law Chapter 29 Section 29A

	TRAN.	**ORGN.**	**NUMBER**
Document Identification Number:	**MA 0450 INTF0000 N13 000000001 (77862)**		
Document Date:	**10/4/2013**		
Vendor Code:	*VC 6 0 0 0 1 8 9 3 1 4*		
Vendor Name:	**Gill Engineering Associates, Inc.**		

Action: ☒ New
☐ Amendment ☐ increase ☐ decrease ☐ change account ☐ change dates of service
☐ Other

Transaction Amount: $

Total Maximum Obligation of Contract: **$ No Maximum Obligation (Rate Contract)**

(Original obligation plus or minus any modifications)

CERTIFICATION AND AUTHORIZATION

______________________ ______________

Atty. General (object codes H09 and N03) ***Date***

The undersigned Secretary or authorized delegatee or in the case of a non–executive office department, and authorized signatory, hereby certifies that:

1) **Services will not begin prior to the date this form is properly signed;**
2) Sufficient funds are available to cover the cost of the proposed services;
3) This contract is in compliance with Massachusetts General Law Chapter 29 Section 29A, 801 CMR 21.00 and other applicable requirements of law;
4) For all other services, this complies with appropriate regulations and other applicable requirements of law.

REQUIRED SIGNATURES

[signature] 10-9-13 [signature] 10/9/13

Department ***Date*** ***Secretary/Secretary Delegatee*** ***Date***

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The Commonwealth of Massachusetts
Department Of Transportation

massDOT

MASTER AGREEMENT

DOCUMENT I.D.			Document Name	Master Agreement	
CODE	DEPT	UNIT	DOCUMENT IDENTIFIER		ACTION
MA	DOT	0450	INTF 0000 N13 0 00000001		entry

Budget FY:	2014	Document Description:	Design & Review Services			Vendor Ln:			
Fiscal Year:	2014	Board Award Number:	201304EDRS	VC Number:	VC6000189314				
Period:	2	Authorized Department:	DOT	Addrss Code:	AD001				
Requester ID:	dotd3x	MA Effective Date:		Vendor Name:	Gill Engineering Associates, Inc.				
Requester Name:	Thomas Donald	MA Expiration Date:		Street Address:	200 Highland Avenue				
			City:	Needham	State:	MA	Zip Cd:	02494	

COMMODITY INFORMATION

Commodity Ln:

Commodity Code:	811000000000	Catalog: None Provided (if none)	none provided		Commodity Specs:	Salary Rate: Low-$16.73; High-$60.00
Line Type:	Discount				Extended Discription:	Design Services for Highways & Bridges
Unit of Measurement:	ea	Discount From: mm/dd/yyyy		Service From: mm/dd/yyyy		
Unit Price:	$0.00	Discount To: mm/dd/yyyy		Service To: mm/dd/yyyy		

Commodity Ln:

Commodity Code:		Catalog: None Provided (if none)			Commodity Specs:	
Line Type:					Extended Discription:	
Unit of Measurement:		Discount From: mm/dd/yyyy		Service From: mm/dd/yyyy		
Unit Price:		Discount To: mm/dd/yyyy		Service To: mm/dd/yyyy		

TO THE COMPTROLLER OF THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify under the penalties of perjury that all laws of the Commonwealth governing disbursements of public funds and the regulations therof have been complied with and observed.

SIGNED: Oscar Epstein — Prepared by — TITLE: Consultant Contract Administrator — DATE: 10/8/13

SIGNED: [signature] — Authorized Signatory — TITLE: DIR. BRG PROJ MGMT — DATE: 10-08-13

FOR FISCAL USE ONLY	
Entered By: ______ (Initial)	Date ______
Verified By: ______ (Initial)	Date ______

14

INTEROFFICE MEMORANDUM

Pre-Award Review # 14A-820

To:	MichaelSchwartz,Consultant Contracts Engineer

From:	Richard Liberatore, Deputy Director of Audit Operations

Date:	October 1, 2013

Re:

Pre-Award Review of Gill EngineeringAssociates.Inc.

Project:Master Service Agreement - Design & Review of Highway & Bridge

Projects - Statewide

Highway Division Contract # 77862

Maximum Obligation:Unknown - State Funded

As requested,Audit Operations has completed a Pre-Award Review on the above consultant and its subconsultants for this proposed Master Service Agreement !MSA).

To assist your office in determining the reasonableness of the proposed labor and indirect cost rates we present the following comments.

Audit Operations has reviewed the proposed salaries for Gill Engineering Associates, Inc. and their subconsultants under the proposed MSA. The proposed salary rates and costs appear to be reasonable. We note on the subconsultant. Lamson Engineering Consultant,the Principal of the firm is scheduled to work the Principal. and the Project Manager and the Senior Engineer positions at the same rate of pay. Further, a second employee will be working the Senior Engineer and the Engineer positions at the same rate of pay. In accordance with the contract's standard provisions. Article VI,A. (a) the labor rate paid should be commensurate with the position.

Audit Operations has also reviewed the indirect cost rate submittal for Gill Engineering Associates,Inc. and their subconsultants for their most recently completed fiscal years and have approved the following rates, which we recommend be used for billing purposes on the proposed state funded MSA:

Prime Consultant:	Gill Engineering Associates, Inc.	111.94%
Subconsultant:	Steere Engineers, Inc.	106.68%
	Lamson Engineering Consultant	130.17%

Audit Operations has not reviewed any other. proposed direct expenses. Contract Administration procedures require direct expenses to be reviewed and approved by Highway Division's Project Engineer prior to being incurred. Audit Operations has not reviewed any other area of the proposed contract

If you have any questions. please contact Therese Moran at extension 368-9783.

CC Audit Unit File

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Attachment I

Standard Provisions

Division I -General Requirements and Covenants

TABLE OF CONTENTS.

SECTION 1

DEFINITION OF TERMS

1.01      Definitions of Terms

Wherever in these provisions the following terms, or pronouns in place of them, are used, the intent and meaning shall be interpreted as follows:

COMMONWEALTH -The Commonwealth of Massachusetts.

CONSULTANT - Professional Services Contractor, or the Party of the Second Part to this Contract.

CONTRACT -The written agreement executed between M.assDOT and the Consultant setting forth the obligations of the parties thereunder, including, but not limited to, the performance of the Scope of Services, the furnishing of deliverables and the basis of payment. The Contract includes the MassDOT Standard Contract Form, the MassDOT Terms and Conditions, the Scope of Services, the Budget, Special Provisions, and all manuals, guides and regulations indicated in these Standard Provisions to be part of the Contract by reference. °The Contract shall be further defined as including any and all approved Amendments.

CONTRACT COMPLETION DATE - The date specified in the Standard Contract Form for the completion of services, or the extended completion date, accepted by the Consultant and approved by MassDOT.

ENGINEER - The Chief Engineer of the MassDOT Highway Division, acting directly or through an authorized representative, such representative acting within the scope of the duties assigned to him/her.

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DIRECT EXPENSES - Expenses reimbursable to the Consultant for goods or services obtained by the Consultant for the Project or for work performed on the Project by parties other than the Consultant.

FEDERAL HIGHWAY ADMINISTRATION OR "FHWA" - The Federal Highway Administration of the United States Department of Transportation.

FIXED FEE - A portion of the Total Limiting Fee, as shown in the Contract Budget, to cover the Consultant's profit, miscellaneous. expenses, and other factors that may be considered under the applicable regulations and that"are not paid for otherwise. The total amount of the Fixed Fee, as shown in the Contract Budget,.shall be paid to the Consultant upon completion of the services to be provided under the Contract, or, if terminated prior to completion by "the Engineer, upon such termination with such payment(s) being made in accordance with the relevant provisions of Division I, Section S. Proportional payments of,the Fixed Fee shall be made Over the course of the Project based on work completed. Fixed Fees are most commonly used on single assignment Contracts.

MASSDOT -The Massachusetts Department of Transportation, or the Party of the First Part to this Contract.

MAXIMUM OBLIGATION - The sum of the Maximum Payment Amount and Special Engineering payment components set forth in the Contract Budget.

MAXIMUM PAYMENT AMOUNT - The sum of the Total Limiting Fee and Direct Expenses payment components set forth in the Contract Budget.

NET FEE - A portion of the Total Limiting Fee, as shown in the Contract Bud get, to cover the Consultant's profit, miscellaneous expenses, and ·other factors that may be considered under the applicable regulations and that are not paid for otherwise. The Net Fee, as shown in the Contract Budget, shall be assigned proportionately to assignments authorized under the Contract and shall be paid to the Consultant for each assignment under the Contract, with such payment(s) being made in accordance with the relevant provisions of Division I, Section 5. Proportional payments of the Net Fee shall be made over the course of the Project based on work completed. Net Fees are most commonly used on multiple assignment Contracts.

NOTICE TO PROCEED - A written communication issued by MassDOT to the Consultant authorizing the Consultant to proceed with the Scope of Services and establishing the date of commencement of the services.

PARTY OF THE FIRST PART -MassDOT.

PARTY OF THE SECOND PART -The Consultant.

PROJECT - All services described in the Scope of Services.

SPECIAL ENGINEERING - Any services required, subject to prior written approval by the Engineer, which was not anticipated or was not included in the original Scope of Services, but is provided for in the Contract Budget.

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SPECIAL PROVISIONS - The special directions, provisions and requirements prepared to cover proposed services not expressly provided for in the Standard Provisions. The Special Provisions shall be included within the general term "Specifications" and shall be made a part of the Contract with the expressed understanding that in the event of conflict, they shall prevail over all other specifications of the Contract.

SPECIFICATIONS - The directions, provision's and requirements comprising both these Standard Provisions and the Special Provisions.

TOTAL LIMITING FEE - The sum of the Direct Salary Costs, Indirect Costs and Fee (Fixed Fee or Net Fee) payment components set forth in the Contract Budget. ·

SECTION 2

LEGAL RELATIONS AND RESPONSIBILITIES

2.01     Employment and Staffing

The Consultant shall maintain an office located within a reasonable distance of the project location(s) assigned under this Contract. Such office shall be staffed with professional personnel adequate in number, training and experience to perform the services required by this Contract.

Prior to commencing services, the Consultant shall submit the names, titles and salary rates of personnel to be assigned to the project. In addition, education and experience records of key personnel, who will actively participate in the Project shall be submitted, if so requested by MassDOT. If,at any time- during the term of this Contract, a key position is vacated, notice shall be immediately sent to the Engineer as to the person vacating the position and the name, title, education, experience record and rate of pay of the person who will fi ll the vacancy. MassDOT reserves the right to disapprove key personnel staff changes proposed by the Consultant.

·Authorized representatives of MassDOT (and FHWA) may inspect or review the Consultant's in process design work. Plans and documents, including those in the formative stage, shall be readily available in the Consultant's local office during normal working hours.

Every person employed in the work covered by this Contract shall lodge, board or trade where and with whom he/she elects, and neither the Consultant nor its agents or employees shall directly or indirectly require, as a condition of employment therein, that an employee shall lodge, board or trade at a·particular place or with a particular person.

MassDOT personnel are not allowed to be under the employ of the Consultant to perform any portion of the work of this Contract.

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2.02     Subcontracting

The Consultant shall perform the work with its own organization amounting to not less than fifty (50) percent of the original Contract Maximum Payment Amount, except that any items designated in the Contract as "Specialty Items" may be performed by subconsultants or subcontractors, and the costs of any such "Specialty Items" shall be deducted from the Maximum Payment Amount prior to determining the total amount of work required to be performed by the Consultant with its own organization.

If the complexity and nature of the project" require specialized or expert assistance, services or advice ·in connection with the work,. which normally are not the types of services performed directly by the Consultant, such services may be provided by subcontracting, provided that prior written approval is received from MassDOT. The employment of subconsultant firms or individuals for supplemental specialized services, such as soil testing, hazardous materials testing and ground or aerial survey work, included in the predetermined Maximum Payment Amount, shall require prior written approval from the Engineer.

Requests for approval of services to be subcontracted shall include a clear description of the services to be performed, capabilities of the subconsultant to perform such services, breakdown of costs and work hours, method of payment and maximum amount to be paid. In addition, any subcontract which exceeds $50,000 in cost will require a pre-award audit of the subconsultant by MassDOT or its respective designee.

.

MassDOT reserves the right to require the Consultant to obtain proposals for any subcontract for work -or services not included in the original Maximum Payment Amount. These services will be solicited and compensated 'for in accordance with Division I, Section 5.03 (d). MassDOT reserves the right to approve any changes in subconsultants or changes in the amounts or rates of cost reimbursement to any subconsultant.

The Consultant warrants that all contracts with subconsultants shall bind each subconsultant to all provisions of this Contract to the extent that the regulations, right and interests of MassDOT and the FHWA may be affected; and that the Consultant accepts legal and financial responsibility for any failures to so protect and enforce the regulations, rights and interests of MassDOT and the FHWA.

2.03      Warranty

The Consultant warrants that its firm has not employed or retained any company or person, other than a bona fide employee working solely for the Consultant, to solicit or secure this Contract, and that they have not paid or agreed to pay any company or person, other than a bona fide employee working solely for the Consultant, any fee, commission, percentage, brokerage fee, gift, or any other consideration, contingent upon or resulting from the award or making of this Contract. For breach or violation of this warranty, MassDOT shall have the right to annul this Contract without liability, or, in its discretion, to deduct from the Contract price or consideration without liability, or otherwise recover the full amount of such fee, commission, percentage, brokerage fee, gift or contingent fee.

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2.04     Non-Discrimination and Affirmative Action

During the performance of this Contract, the Consultant, for itself, its assignees and successors in interest, shall comply with the US Department of Transportation's regulations relative to nondiscrimination in Federally assisted programs of the Department of Transportation (Title 49, CFR, Part 21, hereinafter referred to as the Regulations), which are herein incorporated (Appendix A of the Standard Title VI Assurance).

Appendix A

Standard Title VI Assurance

During the performance of this contract, the contractor, for itself, its assignees and successors in interest (hereinafter referred to as the "contractor") agrees as follow:

1.	Compliance with Regulations: The contractor shall comply with the Acts and the Regulations relative to Nondiscrimination in federally-assisted programs of the U.S. Department of Transportation, Federal Highway Administration, as they may be amended from time to time, which are herein incorporated by reference and made a part of this contract.

2.	Nondiscrimination: The contractor, with regard to the work performed by it during the contract; shall not discriminate on the grounds of race, color, national origin, sex, age, or disability till the selection and retention of subcontractors, including procurements "of materials and leases of equipment. The contractor shall not participate either directly or indirectly in the discrimination prohibited by the Acts and the Regulations, including employment practices when the contract covers a program set forth in Appendix B of 49 CFR Part 21.

3.	Solicitations for Subcontracts, Including Procurements of Materials and Equipment: In all solicitations either by competitive bidding or negotiation made by the contractor for work to be performed under a subcontract, including procurements of materials or leases of equipment, each potential subcontractor or supplier shall be notified by the contractor of the contractor's obligations under this contract and the Acts and the Regulations relative to Nondiscrimination on the grounds of race, color, national origin, sex, age, or disability.

4.	Information and Reports: The contractor shall provide all information and reports required by the Acts, the Regulations and directives issued pursuant thereto and shall permit access to its books, records, accounts, other sources of information, and its facilities as may be determined by the Recipient or the Federal Highway Administration (FHWA) to be pertinent to ascertain compliance with such Acts, Regulations, orders, and instructions. Where any information required of a contractor is in the exclusive possession of another who fails or refuses to furnish this information the contractor shall so certify to the Recipient or the FHWA, as appropriate, and shall set forth what efforts it has made to obtain the information.

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5.	Sanctions for Noncompliance: In the event of the contractor's noncompliance with the Nondiscrimination provisions of this contract, the Recipient shall impose such contract sanctions as it or the FHWA may determine to be appropriate, including, but not limited to:

•	Withholding of payments to the contractor under the contract until the contractor complies; and/or
•	Cancellation, termination, or suspension of the Contract, in whole or in part.

6.	Incorporation of Provisions: The contractor shall include the provisions of paragraphs 1 through 6 in every subcontract, including procurements ·of materials and leases of equipment, unless exempt by the Acts, the Regulations and directives issued pursuant thereto. The contractor shall take such action with respect to any subcontract or procurement as the Recipient or the FHWA may direct as a means of enforcing such provisions including sanctions for noncompliance. Provided, however, that in the event a contractor becomes involved in, or is threatened with, litigation with a subcontractor or supplier as a result of such direction, the contractor may request the Recipient to enter into such litigation to protect the interests of the Recipient and, in addition, the contractor may request the United States to enter into such litigation to protect the interests of the United States.

***

With respect to employment, under Executive Order 11246 non-construction (service and supply) contractors 50 or more employees and government contracts of $50,000 or more are required to develop and implement a written affirmative action program ("AAP") for each establishment. The regulations define an AAP as a set of specific and result-oriented procedures to which a contractor commits itself to apply every good faith effort. The AAP is developed by the contractor (with technical assistance from the Office of Federal Contract Compliance Programs ("OF€CP") if requested) to assist the contractor in a self-audit of its workforce. The AAP is kept on file and carried out by the contractor; it is submitted to OFCCP-only if MassDOT or FHWA requests it for the purpose of conducting a compliance review.

The AAP identifies those areas, if any, in the contractor's workforce that reflect utilization of women and minorities. The regulations at 41 CFR 60-2. 11 (b). define under-utilization as having fewer minorities or women in a particular job group than would reasonably be expected by their availability. When determining availability of women and minorities, contractors consider, among other factors, the presence of minorities and women having requisite skills in an area in which the contractor can reasonably recruit.

Based on the utilization analyses under Executive Order 11246 and the availability of qualified individuals, the contractors establish goals to reduce or overcome the under-utilization. Good faith efforts may include expanded efforts in outreach, recruitment, training and other activities to increase the pool of qualified minorities and women. The actual selection decision is to be made on a non-discriminatory basis.

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The Consultant shall also comply with the "Disadvantaged Business Enterprise Special Provision" and must include the following assurance in each subcontract under this Contract:

The contractor, sub recipient ·or subcontractor shall not discriminate on the basis of race,. color, ·national origin, or sex in the performance of this contract. The contractor shall carry out applicable requirements of 49 CFR part 26 in the award and administration of DOT-assisted contracts. Failure by the contractor to carry out these requirements is a · material breach of this contract, which may result in the termination of this contract or such other remedy as the recipient deems appropriate;

2.05      Notice ·

Unless otherwise specified, any notice hereunder shall be in writing and shall be deemed delivered when given in person to either party or deposited iri the U..S. Mail, postage prepaid and addressed as follows:

To MassDOT:	Chief Engineer MassDOT Highway Division Ten Park Plaza Boston, MA 02116-3973

To the Consultant:	(Consultant's ·address. as listed on the Standard Contract Form)

2.06      Insurance

A.	Types of Insurance

1.      General Liability

The Consultant shall maintain the following minimum limits of General Liability Insurance:

•	$1,000,000 per occurrence for bodily injury and property damage
•	$5,000 medical expense
•	$1,000,000 personal injury
•	$2,000,000 general aggregate
•	$2,000,000 products/completed operations

Coverage shall be written on an occurrence basis and include (a) products and completed operations, (b) contractual coverage, (c) personal injury, and (d) the "XCU" hazards. Coverage must be equivalent to ISO Form CG 00 01 12 07. General Liability policies·subject to a deductible must be approved in writing by MassDOT.

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2.      Automobile Liability

The Consultant shall maintain the following minimum limit of Automobile Liability Insurance:

•	$1,000,000 per accident, bodily. injury and property damage combined

Coverage must include non-owned and hired liability. Coverage must be written on a per accident basis.

3.      Workers Compensation

The Consultant shall maintain Workers Compensation insurance, as required by Massachusetts Law.

4.      Restoration of Valuable Papers

The Consultant shall maintain insurance in a sufficient amount to assure· the restoration of any plans, drawings. computations, field notes or other similar data relating to the work covered by this Contract in the event of loss or destruction until all data is turned over to MassDOT.

5.      Professional Services Liability

The Consultant shall maintain Professional Services Liability Insurance for errors and omissions· in the amongst stated in the Special Provisions. This insurance shall be obtained by the Consultant and shall remain in force from the date when the Consultant affixes his/her Registered Professional Engineer's stamp to the Contract documents to the date when all construction work designed under this Contract is completed, unless this Contract is terminated as herein provided, or until it is determined by the Engineer that construction has advanced to the stage where errors in design cannot further affect said construction.

B.     Insurance Carriers

Insurance Carriers must be authorized to write business in the Commonwealth of Massachusetts or be approved by the Massachusetts Commissioner of Insurance and have a minimum AM Best Rating of A-IX unless approved in writing by MassDOT.

C.     Other Requirements

Certificates of Insurance must name the Massachusetts Department of Transportation as Certificate Holder. Certificates must also specifically state that the Massachusetts Department of Transportation is named as an additional insured on the general liability and automobile liability policies. The certificates must also state that coverage is being afforded to the additional insured on a primary and non-contributory basis. An endorsement specifying the additional insured status must be provided to MassDOT.

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The AM Best Rating of each carrier should be specified on the appropriate certificate of insurance.

The Consultant shall submit, as evidence of the insurance policies, copies of applicable Certificates of Insurance to MassDOT for subsequent filing with MassDOT 's Office of Contracts and Records. MassDOT shall not be obligated to make any payment to the Consultant for services performed under the provisions of this Contract before evidence of insurance coverage is received. MassDOT reserves the right to periodically review the types and amounts of insurance being maintained by the Consultant and to require any additional insurance which is considered reasonable.

All insurance required must be maintained throughout the duration of the Contract. In addition, products and completed operations and professional coverage must be maintained for three (3) years thereafter.

No cancellation of such insurance, whether by the insurers or by the insured, shall be valid unless written not ice thereof is given by the party proposing cancellation to the other party and to MassDOT at least twenty (20) days prior (or ten days prior for non-payment of premium) to the intended effective date, as expressed in said notice. Notice of cancellation, sent by the party proposing cancellation and made by mail, facsimile or PDF mailing, shall be deemed sufficient notice. An affidavit from any officer, agent or employee, duly authorized by the insured, shall be prima facie evidence that the notice was set.

This section shall apply to the legal representative, trustee in bankruptcy, receiver; assignee, trustee and the successor in interest of such Consultant. The aforesaid insurance shall be taken out and maintained by the Consultant.

Failure to provide and continue in force any insurance, as described in this Section, shall be deemed a material breach of the Contract and shall operate as an immediate termination thereof.

2.07     Indemnification of Commonwealth/Consultant Liability

The Consultant shall be liable for all damages caused by errors or omissions in its work or in the work of its subcontractors, agents, or employees performed under this Contract. The Consultant expressly agrees that its subcontractors, agents, or employees shall possess the experience, knowledge and character necessary to qualify them individually for the particular duties they perform in a manner consistent with that degree of skill and care ordinarily exercised by practicing design professionals performing similar services in the same locality, at the same site and under the same or similar circumstances and conditions. The Consultant makes no other representations or warranties, whether express or implied, with respect to the professional design services rendered hereunder.

Nothing in this Section, or in this Contract, shall create or give to third parties any claim or right of action against the Consultant or MassDOT beyond such as may legally exist irrespective of this Section or Contract.

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2.08      Conflict of Interest Law

The Consultant is advised that its performance of work for MassDOT may, at any time, raise questions about real or perceived conflicts of interest because of the Consultant's relationship to other entities or individuals, including without limitation: (1) private and public owners of properties that abut or may be affected by the Project, and/or (2) other state-created entities with potentially conflicting interests and/or concerns.

Conflicts may also arise as a result of the Consultant's role at an earlier stage of a project. If the Consultant' role at an earlier stage was significant, e.g., it included assistance in the development of ·instructions to bidders, detailed cost estimates, 'project schedules, evaluation criteria or other key documents and information that assisted MassDOT in determining the scope, budget or schedule of the Project, or in choosing among design alternatives or design firms, the Consultant may be precluded from participation in the Project at" a later stage. All potential conflicts must be disclosed to MassDOT and MassDOT will determine whether or not the Consultant may be awarded a contract or assignment.

The Consultant agrees to certify from time to time, in a form approved by MassDOT, that in connection with its work, it is in full compliance with the provisions of Chapter 268A of the Massachusetts General Laws, and any other applicable conflict of interest laws.

2.09      Public Records Law

The Consultant acknowledges and agrees that all records, documents, drawings, plans, specifications and other materials in MassDOT's possession, including materials submitted by the Consultant, are subject to the provisions of the Massachusetts Public Records Law (Mass. Gen. L. c. 66, § I0). The Consultant shall be solely responsible for all determinations made by it under such Law, and for clearly and prominently marking each and every page or sheet of materials with Trade Secret or Confidential as it determines to be appropriate. The Consultant is advised to contact legal counsel concerning such Law and its application to the Contract.

2.10      Purchase of Non-Expendable Equipment

With respect to non-expendable equipment purchased by the Consultant under this Contract, the Consultant shall adhere to the applicable provisions of the latest version of Federal Policy Guide 49 CFR, Part 18.00, with particular adherence to the property management standards incorporated by Part 18.32 therein. Further, all such non-expendable equipment purchased by the Consultant under this Contract shall become the property of MassDOT and shall be transferred unto its care and custody at MassDOT's direction.

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SECTION 3

ERRORS AND OMISSIONS

3.01      General

MassDOT will investigate construction extra work orders and overruns determined to be associated with errors or omissions by the Consultant in the preparation of construction contract documents. This procedure is known as the Cost Recovery Procedure.

3.02      Procedure

If, during the course of administering a construction contract, the Engineer determines that MassDOT may have incurred additional costs that are directly related to an error or omission on the part of the Consultant, the Cost Recovery Procedure will be initiated in accordance with MassDOT Highway Division S.O.P.No: HED-70-01-1-000.

During this process, the Consultant may be asked to provide information regarding the Cost Recovery issue. MassDOT and the Consultant agree that information will be freely exchanged during this period with the objective to determine the cause of the extra work and to agree to the amount of reimbursement appropriate to the issue, if any.

During this process, MassDOT and the Consultant may agree to use an Alternative Dispute Resolution Process.

Prior to the initiation of any legal proceedings, the parties to this Contract agree to submit all claims, disputes or controversies arising out of or in relation to the interpretation, application or enforcement of this Contract to non-binding mediation. Such mediation shall be conducted under the auspices of the American Arbitration Association or such other mediation service or mediator upon which the parties agree. The party seeking to initiate mediation shall do so by submitting a formal, written request to the other party to this Agreement. This section shall survive completion or termination of this Contract, but under no circumstances shall either party call for mediation of any claim or dispute arising out of this Contract after such period of time as would normally bar the initiation of legal proceedings to litigate such claim or dispute under the laws of the Commonwealth of Massachusetts.

3.03      Settlement

If, at the conclusion of the Cost Recovery Process, it is determined by MassDOT that the Consultant is responsible for reimbursing MassDOT, both parties will agree to one of the following methods of reimbursement: by payment in full, in kind services or a reduction in the amount of a subsequent invoice.

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SECTION 4

PROGRESS OF THE WORK

4.01      Schedule

The Consultant shall begin performance ·of the services designated in the Contract promptly after receipt of the Notice to Proceed, and shall complete the services in a reasonable and timely fashion.

All services shall be performed by the Consultant in accordance with the time schedule as specified in this Contract; or in subsequent agreements between MassDOT and the Consultant.

The Consultant will be required to submit, for review and approval, a schedule 'depicting the major milestones in the design process. MassDOT may request an updated project schedule, if during the implementation of the contract, the Engineer determines that the progress of the work does not conform to the approved schedule.

Should circumstances occur which are beyond the control of the Consultant, such as an increase in the scope of services, revisions to approved services, or a change in the conditions under which the services are to be performed, the specified contract completion date may be extended in accordance with Division I, Section 4.02.

4.02      Extension of Time

Approximately six months prior to the contract completion date, the Consultant shall evaluate the work remaining in all contract assignments and determine if sufficient time remains to complete all work. In the event that additional time is required, the Consultant shall provide to MassDOT a written explanation of the circumstances that caused the work not to be completed within the contract specified time, and also request a revised date for consideration. If MassDOT determines that an Extension of Time is warranted, both parties shall agree to a new completion date. The extension must be approved by MassDOT prior to the prevailing completion date. If not so approved, the contract shall expire.

An Extension of Time will not be granted if it is determined that contract work suffered delays that are directly related to errors, omissions, negligence or failure to adequately staff the work by the Consultant.

The Consultant shall not be responsible for delays caused by factors beyond the Consultant's reasonable control, including but not limited to, delays because of strikes, lockouts, work slowdowns or stoppages, accidents, acts of God, failure of any governmental or other regulatory authority to act in a timely manner, failure of MassDOT to furnish timely information or approve or disapprove of the Consultant's services or work product, or delays caused by faulty performance by MassDOT or by its contractors of any level. When such delays beyond the Consultant's reasonable control occur, MassDOT agrees that the Consultant shall not be responsible for damages, nor shall the Consultant be deemed in default of this Contract Should an extension of the contract completion date be granted, MassDOT shall consider granting an increase in the Maximum Payment Amount to account for increases in costs incurred by the Consultant, if requested by the Consultant.

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4.03      Contract Termination.

MassDOT reserves the right to terminate the Contract at any time during the progress of the work, at its sole discretion. Upon receipt of written notification from MassDOT that this Contract, or any part thereof, is to be terminated, the Consultant shall immediately cease operations on the work stipulated, and assemble all materials that have been prepared, developed, furnished or obtained under the terms of this Contract that may be in his/her possession or custody, and shall transmit the same to MassDOT on or before the 15th calendar day following the receipt of the above written notice of termination, together with an evaluation of the cost of the work performed. The Consultant shall be entitled to just and equitable payment in accordance· with Division-I, Section 5 for any associated termination costs and for any uncompensated work performed prior to such notice, as discussed under Division I, Section 6.04.

SECTION 5

COMPENSATION

5.01      Maximum Payment Amount and Record Keeping

All costs and expenses, as described in the foregoing paragraphs, are to be determined by actual records kept by the Consultant in accordance with the provisions of this Contract and are subject to final audit by the MassDOT (or its designee) and the FHWA. The total partial payments made hereunder shall be adjusted to conform to determinations made in such audit(s). MassDOT, or its designee, and the FHWA may undertake interim audits and make retroactive interim payment adjustments as a result of such audits at any time during the term of this Contract.

The Consultant is obligated to maintain, in professional manner, books, records and other compilations of data pertaining to the performance of the provisions and requirements of this Contract to the extent and in such detail as shall properly substantiate claims for payment under this Contract. These shall include employee time and payroll records, as well as documents, papers and other evidence pertaining to billings to MassDOT under this Contract; and shall also maintain records supporting the original cost proposal on this Contract. The Consultant shall make such materials available at its office at reasonable times during the term of this Contract, and thereafter for inspection by the various agencies and entities identified in this Section. Copies of such materials shall be furnished upon request of MassDOT or its designee or the FHWA.

The Consultant shall comply with any programmatic or fiscal reporting requirements identified in this Contract, including format, contents, detail and submission requirements. The Consultant's failure to timely submit required reports may be considered a material breach of this Contract and may subject the Consultant to delayed or reduced payments without penalty to MassDOT.

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All such records and reports, noted above, shall be kept for a minimum period of seven (7) years or until the resolution of any litigation, claim, negotiation, audit or other action involving the records, which may arise at any time during the retention period. All document retention periods shall begin on the first day after final payment under this Contract. If any, litigation, claim negotiation, audit or other action involving the records has been started before the expiration of the applicable retention period, all records shall be retained until completion of the action and resolution of all issues resulting there from, or until the end of the applicable retention period, whichever is later.

Pursuant to Executive Order No. 195, or as· amended, the Governor of the Commonwealth of Massachusetts or his/her designee, the Secretary of Administration and Finance, the State Auditor, MassDOT or their duly authorized designees, shall have access, at reasonable times and upon reasonable notice to examine the books, records, reports, and other compilation of data of the Consultant noted above which 'pertain to the performance of the provisions and requirements of this Contract. Such access shall include on-site audits, review, and photocopying of such records, reports or other data, at a reasonable expense (which is not included in the Maximum Payment Amount).

In no event shall the maximum amount to be paid under this Contract exceed the amount as shown on the Standard Contract Form, notwithstanding final audit results, except by agreement of all parties, and with the concurrence of the FHWA in the case of Federal-Aid projects.

The Maximum Payment Amount may be adjusted when the Consultant establishes, and MassDOT and the FHWA, if applicable, are in agreement that there has been or is to be a material change in:

•	Scope, complexity, or character of the services to be performed;
•	Conditions under which the services are required to be performed; or
•	Duration of the services, if the change from the time period specified in the agreement for completion of the services warrants such adjustment.

As part of any adjustment of the Maximum Payment Amount, an appropriate adjustment in the predetermined fee (Fixed Fee or Net Fee) shall also be made based on the fee percentage factor of the original Contract.

The Consultant shall ensure that the compensation provisions and cost principles in Federal Acquisition Regulation 31 (Technical Reference 48 CFR, Chapter 1, Part 31) are adhered to and are referenced in contracts with subconsultants.

The Consultant agrees to accept as full compensation for all services rendered to the satisfaction of MassDOT, an amount established in accordance with one of the payment methods set forth in Section 5.02, 5.03 or 5.04.

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5.02       Lump Sum (Payment Method 1)

For pre-construction services to be performed under the Contract the Consultant shall be paid a lump sum amount plus an allowance for direct expenses as described in Section 5.03, Payment Method 2(d) of such allowance for direct expenses, as expressly provided for in the Special Provisions. For all construction phase services to be performed under the Contract, the Consultant shall be paid in accordance with Section 5.03, Payment Method 2, as expressly provided for in the Special Provisions. Budgets established for Lump Sum assignment type contracts shall allocate funds for construction phase services in accordance with Section 5.03; Payment Method 2.

5.03      Cost Plus Net Fee (Payment Method 2)

For all services to be performed under the Contract, the ·Consultant shall be paid an amount equal to the sum of the following items a, b, c, and d:

a.      Direct Salary Costs

Actual direct salary costs shall consist of the Consultant's payroll costs at straight time for engineering and technical employees, for work to fulfill the provisions· of the Contract. If it is the usual practice for salaried principals or administrative officers of firms to perform engineering work, or under un usual conditions and for specific periods of time, these principals and administrative officers are eligible for reimbursement for the time they are actually engaged in this work:, but at a rate of pay commensurate with the type of work performed.

Salary rates and increases thereof paid to engineering or technical employees assigned to this project shall be commensurate with salaries paid and increases thereof made to other employees of the Consultant engaged in similar work. In general, increases in salary shall be the result of a company-wide evaluation of all engineering and technical employees. Staff evaluations shall be in accordance with company-wide personnel program regulations and established written policies.

All salary rate changes from those submitted on the previous invoice shall be specifically noted by the Consultant on its next invoice giving the effective date of the salary rate increase. Any such salary rate changes shall not be considered as justification for an increase in the maximum payment for direct salary costs shown under the Maximum Payment Amounts established in the Contract Budget, unless the contract completion date has been extended, through no fault of the consultant.

No premium payment shall be made for overtime work unless previously approved by the Engineer.

It is the current policy of MassDOT to limit the hourly rate reimbursed for engineering and technical employees to a maximum of $60.00 per hour. Permission for reimbursement of higher hourly rates may be granted in special situations with the written approval of the Engineer.

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b.     Indirect Costs

Applicable indirect costs incurred during the period of this Contract, to the extent that such indirect costs are allowable under the "Contract Cost Principles and Procedures" set forth in the Federal Acquisition Regulation 31 (Technical Reference 48 CFR, Chapter I, Part 31).

For purposes of partial payments, an indirect cost additive rate, expressed as a percentage of actual direct salary costs, will be as specified in the Special Provisions.

The amount to be allowed for indirect costs shall be the actual audited amounts of such costs incurred by the Consultant during the period of this Contract, provided, however, that the total allowance for such costs shall not exceed one hundred fifty five percent (155%} of the actual direct salary costs paid under subsection (a) above. Said limit on allowable indirect costs shall apply notwithstanding any audit, which indicates that higher indirect costs were actually incurred, unless otherwise specified in the Special Provisions. Permission for reimbursement of higher indirect cost rates may be granted in special situations with the written approval of the Engineer.

c.     Net Fee or Fixed Fee

A net fee or a fixed fee", as shown in the Contract Budget, is for covering the Consultant's profit, miscellaneous expenses, and other factors that may be considered under the applicable regulations and that are not paid for otherwise.

d.     Direct Expenses

Reimbursable direct expenses shall include, but not be limited to, costs covering · work performed by other parties such as borings, laboratory tests, field surveys, special electronic computer programming, services of other professionals or specialists, special printing and reproductions and certain telephone and travel expenses, as further set forth below, and normally not included in indirect cost expenses.

Following receipt of MassDOT's Notice to Proceed, unless otherwise provided for, the Consultant shall submit a breakdown of anticipated direct expenses to be incurred for the period of the ·Contract or specific Contract Assignment. All requests for reimbursement of such direct expenses shall be ·submitted in writing to the ·Engineer, together with estimates of the cost for each type of expense and the reasons for such expenses. Once the Engineer has ·determined that requested direct expenses are reasonable, a written approval will be provided to the Consultant. Additions, deletions or changes to any previously approved direct expense authorizations may be made upon written request by the Consultant and subsequent written approval by the Engineer.

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Direct expenses in excess of the stated limit or amended limit, well as any expenses which are directly attributable to this Contract, and which are not pre-approved in writing as direct expenses, shall not be reimbursed.

MassDOT will compensate the Consultant for all appropriate charges billed by direct expense subconsultants, provided the Consultant's invoice includes a list of paid invoices or certified payrolls, and a written statement from the subconsultant certifying that the services have been delivered to the Consultant. No mark-up will be allowed on subconsultant invoices.

Reimbursement for direct expenses shall be in conformance with Federal Acquisition Regulation 31 (Technical Reference 48 CFR Chapter I, Part 31) and the following:

Travel Expenses:

•	Travel shall be made by the least expensive reasonable means.
•	The use of rented vehicles will be reimbursed only at the same mileage rate as approved for personal or firm-owned vehicles.
•	Travel shall be measured from the local office of the Consultant, or the residence of the Consultant's employee traveling to a project-related destination point, whichever is the lesser distance, unless otherwise expressly authorized by the Engineer in writing.
•	Since it is agreed that the work under this Contract shall be performed in an adequately staffed office of the Consultant located within a reasonable distance of the project location(s), costs incurred by ·the Consultant for telephone calls and travel to or from their non-local or out-of-state offices shall not be reimbursed.
•	Reimbursable direct expenses for private mileage, meals and lodging described shall conform to the following limits:

o	Private Mileage - Subject to present company policy but limited to a maximum amount per mile in accordance with the most current rate allowed by MassDOT at the time of Contract signing as shown in the Contract Budget.
o	Parking and Tolls - In accordance with present company policy and Federal Travel Regulations these costs will be reimbursed.
o	Meals - In accordance with present company policy and the Federal Travel Regulations, but limited to $5.00 maximum for breakfast,
o	$10.00 maximum for lunch, and $20.00 maximum for dinner, except that the cost of meals related to trips made in the course of a normal. work day will not be reimbursed.
o	Lodging - Actual costs, in accordance with present company policy and the Federal Travel Regulations, but not to exceed $125.00 per day only when the work performed is greater than 50 miles from the Consultant's or a subconsultant's local office and only when overnight lodging is required.

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Printing:

•	In-house printing is not reimbursable, unless prior approval is received from the Engineer.
•	Outside printing of plans and other materials required for normal progress reviews and submissions, special printing of reports, and preparation of materials to be distributed at public meetings, hearings and similar occasions are reimbursable.
•	Costs for additional materials printed -by the Consultant beyond those required by MassDOT shall not be reimbursed.

Specialized Supplemental Services:

•	The employment of other firms and 'individuals for technical "Specialized Supplemental Services" that fall under the jurisdiction of the MassDOT Architects and Engineers Review Board (A.&E Board) shall require use of a firm/individual that is pre-qualified by the A&E Board.
•	Use of a firm/individual not pre-qualified by the A&E Board for technical services shall require approval from the Engineer.
•	In the case of non-technical direct expense work (such as printing) with a value greater than $5,000, the Consultant shall be required to obtain price quotes from at least 3 vendors, unless authorized otherwise by the Engineer.
•	While non-technical direct expense work less than $5,000 does not require multiple proposals, it is expected that the Consultant will use good business practice when acquiring these specialized services.
•	In the case of technical direct expense services (such as for survey or geotechnical services) with a value greater than $5,000 the Consultant shall · be required to submit a scope and workhour breakdown for these services to MassDOT for its approval.
•	The Engineer reserves ·the right to determine the best value based on the information provided.

Miscellaneous:

•	Telephone charges shall not be reimbursed as a direct expense.
•	CADD machine time charges shall not be reimbursed as a direct expense.
•	Expenses for administrative personnel performing administrative work shall not be reimbursed as a direct expense.
•	No markup shall be allowed on direct expenses.

All billings of direct expenses shall be accompanied by the proper documentation, consisting of receipted bills and certification by the supplier(s) that the subject goods and/or services have been provided to the Consultant. They shall be itemized by date, name of person incurring such expenses, location of travel or communication points, and shall include all other data relevant to a verification of the expenses, together with a copy of the Engineer's letter authorizing such expenditure.

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The written direct expense approvals from MassDOT must accompany all subsequent invoices for payment of direct expense charges that were included in the written approvals. Costs incurred prior to the date of MassDOT's written approval are not reimbursable, unless specifically approved by the Engineer.

All direct expenses not reimbursable as stated in this section, and not allowable upon audit of the Consultant's records as an indirect cost item, shall be included in the fixed fee or net fee for profit and unallocated costs.

5.04      Costs Per Unit of Work (Payment Method 3)

For all services to be performed under the Contract, the Consultant shall be paid an amount to be determined by applying agreed costs to each unit of work, plus an allowance for direct expenses as described in Section 5.03, Payment Method 2 (d) of such allowance.

5.05      Special Engineering

Unless otherwise specified in the Contract or directed by the Engineer, the payment method for Special Engineering services shall be the same as the payment method for the Maximum Payment Amount.

Before the Engineer authorizes the Consultant to perform any Special Engineering work, the Consultant and the Engineer shall concur as to the maximum amount to be paid.

No Special Engineering work for which payment is claimed shall be performed unless previously ordered in writing by the Engineer and no claim shall be valid unless so ordered.

5.06      Construction Phase Services

For all construction phase services performed by the Consultant, including visits to the work site for consultations as described in Division II, Section 900, the Consultant shall be paid in accordance with Section 5.03, Payment Method 2 (Cost Plus a Net Fee). In addition, authorized travel expenses shall be paid from the Consultant's local office or from the employee's home, whichever is the shorter distance, in accordance with Section 5.03, payment Method 2 (d).

No payments to the Consultant shall be made for visits to the construction site in connection with errors and/or omissions, or insufficient data in work previously submitted by the Consultant.

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uncompensated work performed prior to the date of said notice in one or more of the following methods, as determined by the Engineer:

•	By an estimate of the amount of work completed and by payment of ·a lump sum amount.
•	By costs plus a net fee, as stated in Section 5.03, Payment Method 2. Such net fee shall be in proportion with the amount of work performed.
•	By payment of work completed as applied to the cost of each unit.

In determining the value of the work performed by the Consultant prior to termination, no consideration will be given to profit that the Consultant might have reasonably expected to earn on the uncompleted portion of the work.

If the work to be performed ·under this Contract is terminated due to bankruptcy proceedings, or for any other cause due to action or inaction by the Consultant, the Consultant shall be paid for any uncompensated work performed prior to said termination as so stated above, minus an amount determined by MassDOT to compensate for damages suffered by MassDOT due to the Consultant's failure to complete the Contract.

SECTION 7

OUT OF SCOPE SERVICES

7.01       Approval of Additional Services

In the event the Consultant determines that additional services are necessary and that said services warrant additional compensation, the Consultant must immediately contact the Engineer to discuss the merits of the out of scope services. No work for which additional payment is claimed shall be performed unless previously ordered in writing by the Engineer and no claim shall be valid unless so ordered.

Should both parties to the Contract agree that the Consultant is due compensation in excess of the prevailing Maximum Payment Amount for the Contract (or assignment), the Consultant shall submit a Scope of Services and Workhour Estimate. The Consultant will be compensated based on one of the payment methods described in Section 5.02, 5.03 or 5.04. The payment method for Additional Fees in Excess of the Maximum Payment Amount shall be the same as the payment method for the Maximum Payment Amount unless otherwise specified in the Contract or directed by the Engineer.

Subsequent to the negotiations the Consultant shall receive written confirmation from MassDOT approving the out of scope effort. Should the Engineer determine that it is in the public interest to proceed with the out of scope effort prior to formal approval, the enclosed form document shall serve to confirm the negotiations and provide authorization to proceed. Actual payment for out of scope effort that requires additional funding cannot be made until such time as formal approval is received from MassDOT and additional funds are encumbered.

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Standard Provisions – Division I General Requirements and Covenants

massDOT
Massachusetts Department of Transportation
Highway Division

INCREASE IN ASSIGNMENT HOURS
(DOCUMENTATION OF VERBAL AUTHORIZATION TO PROCEED)

The Consultant shall complete SECTION A and bring two copies of this form to the negotiating session. Upon completion of negotiation, SECTION B shall be completed in both copies. Once each copy is signed, these documents shall constitute verbal authorization to proceed. One signed document shall be provided to the Consultant and one signed document shall be retained by MassDOT.

SECTION A

MassDOT Contract No.: ______________________ Assignment No.: ________

Project Name: ______________________________

Project Number: ______________________________

Consulting Firm: ______________________________

Consultant Project Manager: ______________________________

Description of
Out of Scope Services:

SECTION B

Total Work Hours
Negotiated: ________ Hours

Date of
Negotiation: __________

SIGNATURES

Consultant Project Manager: ______________________ Date: ________

MassDOT Project Manager: ______________________ Date: ________

Director of Project
Management: ______________________ Date: ________

Original Distribution MassDOT PM, Consultant PM Rev. 05/2012

Rev. 05/2013 Page I-22

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SECTION 8

MISCELLANEOUS PROVISIONS

8.01      Agreements

MassDOT shall negotiate and prepare all necessary agreements with rail roads, public utilities, municipalities, and agencies of the United States Government or others.

The Consultant shall prepare the plans, sketches and other data necessary in connection with these agreements per the Scope of Services and assist the Engineer, if requested, at hearings, meetings or conferences related to such agreements.

8.02      Appearance as Witness

If and when ·required by MassDOT, the Consultant shall prepare for and appear in any litigation concerning this project in behalf of the Commonwealth, and shall be paid on a costs plus a net fee basis for his/her services and shall be reimbursed for any expenses incurred in relation thereto. These services and expenses shall not be considered as covered by the total of the fees stipulated in this Contract.

8.03      Hearings and Meetings

MassDOT 'shall make all arrangements for and hold all necessary official public hearings · in connection with the project.

Public meetings to obtain citizen participation in the planning and design of the project may be arranged by MassDOT or by the Consultant under the direction of the Engineer.

The Consultant shall not, at any time, make any commitments or provide any information regarding projects being planned by MassDOT without prior approval of the Engineer.

The Consultant shall, when requested by the Engineer, render such assistance as necessary, including preparation and explanation of sketches or plans, at or for any hearing, meeting or conference held by MassOOT.

The Consultant shall provide personnel who have worked on the project to attend hearings and meetings, as directed by the Engineer. These personnel shall have direct knowledge of the project.

8.04      Meeting Documentation

The Consultant shall keep a record indicating the subject and substance of formal meetings (excluding transcribed hearings) as outlined in the project scope and attended by MassDOT personnel, as well as with representatives of other State and Federal agencies, municipalities, private organizations and the general public. Reports or memoranda shall be prepared and submitted to the Engineer describing the subject matter discussed at each meeting, and subsequent reports/memoranda shall be submitted reflecting actions taken as· a result of recommendations presented.

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8.05       Design Standards

The Consultant shall perform the services required under this Contract in conformance with the provisions of the Standard Specifications for Highways and Bridges and amendments thereto in a manner consistent with that degree of skill and care ordinarily exercised by practicing design professionals performing similar services in the same locality, at the same site and under the same or similar circumstances and conditions. The Consultant makes no other representations or warranties, whether expressed or implied, with respect to the professional design services rendered here under.

All work shall be designed in accordance with the applicable standards adopted by the American Association of State Highway and Transportation Officials (AASHTO) and with the applicable design standards of MassDOT using criteria established in the current English editions of the following publications, including all amendments thereto:

AASHTO's A Policy on Geometric Design of Highways and Streets

AASHTO's Roadside Design Guide

AASHTO' s A 'Policy on Design Standards Interstate System

FHWA's Manual on Uniform Traffic Control Devices for Streets and Highways

Standard Specifications for Highways and Bridges

Project Development and Design Guide (Guidebook)

Bridge Manual

Construction Standard Details

Traffic Standard Details

Survey Manual

Highway Division CAD Standards

Right of Way Manual

Utility Accommodation Policy

Engineering and Policy Directives

Unless otherwise noted, all of the above publications are MassDOT publications.

In addition to the publications listed herein, all work shall be designed in accordance with Commonwealth of Massachusetts Regulation 521 CMR, Architectural Access Board, and with other applicable standards, specifications, memoranda, directives, policies, procedures and practices presently adopted for use by MassDOT and as may be amended from time to time.

8.06      Units of Measure

English units shall be used exclusively on all MassDOT plans, documents and correspondence in accordance with MassDOT Engineering Directive E-04-001, dated July 30, 2003.

The Consultant shall make all submittals of electronic files via email, CD, flash drive, FTP site or other method, as directed by the Engineer.

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8.09      Approval of Contract Plans

It is understood that after the Consultant has submitted to the Engineer contract plans, special provisions, estimates and layout plans as required under Sections 8.07 and 8.08, the Engineer shall, within a reasonable time, either approve said documents or return them with such comments or recommended changes as deemed necessary. Such approval shall not relieve the Consultant of liability for any defect, error or omission in its work.

8.10      Contract Proposals

After the Consultant has furnished MassDOT with complete, approved contract drawings, special provisions, estimates of quantities and unit costs by items, MassDOT shall prepare the documents for receipt of proposals from construct ion contractors and for execution of a construction contract or contracts.

8.11      Publication of Plans

No copies or sketches of plans or documents, including design plans in the formative stage, are to be released by the Consultant to any other person or agency, except after prior written approval by MassDOT. All press releases, including plans, documents and information to be published in newspapers, magazines, and other news media shall be disseminated by MassDOT personnel only, unless the Consultant is authorized and directed by prior written approval from MassDOT to provide such services.

8.12      Limitations of Responsibility

Notwithstanding anything to the contrary in this Contract, the Consultant shall not be responsible for (a) construction means, methods, techniques, sequences, procedures, or safety precautions and programs in connection with the Project; (b) the failure of any contractor, subcontractor, vendor, or other Project participant, not under contract to the Consultant, to fulfill contractual responsibilities to MassDOT or to comply with federal, state, or local laws, regulations, and codes; or (c) procuring permits, certificates, and licenses required for any construct ion unless such procurement responsibilities are specifically assigned to Consultant in the Scope of Services.

In the event that the Engineer requests the Consultant to execute any certificates or other documents, the proposed language of such certificates or documents shall be submitted to the Consultant for review at least 15 days prior to the requested date of execution. The Consultant shall not be required to execute any certificates or documents that in any way would, in the Consultant's sole judgment, (a) increase the Consultant's legal or contractual obligations or risks; (b) require knowledge, services or responsibilities beyond the scope of this Contract; or (c) result in the Consultant having to certify, guarantee or warrant the existence of conditions whose existence it cannot ascertain.

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8.13      Opinions of Cost and Schedule

Because the Consultant has no control over the cost of labor, materials, or equipment furnished by others, or over the resources provided by others to meet Project schedules, the Consultant's opinion of probable costs and of Project schedules shall be made on the basis of experience and qualifications as a practitioner of its profession. The Consultant does not guarantee that proposals, bids, or actual Project costs will not vary from Consultant's cost estimates or that actual schedules will not vary from the Consultant's projected schedules.

8.14      Reuse of Deliverables

All documents including, but not limited to plans, drawings and specifications prepared by the Consultant as deliverables pursuant to the Scope of Services are instruments of service in respect to the Project. They are not intended or represented to be suitable for reuse by MassDOT or others on modifications or extensions of the Project or on any other project. Any reuse without prior written verification or adaptation by the Consultant for the specific purpose intended will be at the user's sole risk and without liability or legal exposure to Consultant. Any verification or adaptation of documents will entitle the Consultant to additional compensation at rates to be agreed upon by MassDOT and the Consultant.

8.15      Ownership of Deliverables and Intellectual Property

Except as otherwise provided in this Contract, documents, drawings, specifications and other deliverables prepared by the Consultant and furnished to MassDOT pursuant to the Scope of Services shall become the property of MassDOT; provided, however, that the Consultant shall have the unrestricted right to their use. The Consultant shall retain its copyright and ownership rights in its design, drawing details, specifications, databases, computer software, and other proprietary property. Intellectual property developed, utilized, or modified in the performance of the Scope of Services shall remain the property of the Consultant.

Ownership rights of proprietary materials and computer software used in the development of Contract deliverables shall be retained by their owner. However, all work products completed and paid for under the Contract shall become the property of MassDOT and not subject to royalty, premium, or other future payments. Federal funds shall not participate directly or indirectly in premium or royalty payments under 23 CFR 635.411.

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Partial payments of all work performed by the Consultant under Division II, Section 900, Construction Phase Services, shall be made in accordance with Cost Plus Net Fee (payment Method 2).

9.03      Cost Plus Net Fee (Payment Method 2)

Partial payments shall be based on actual salaries paid as specified under Division I, Section 5.03, Payment Method 2, subsection (a); plus indirect costs specified under subsection (b); plus the proportionate share of the net fee {or the fixed fee specified under subsection (c), which represents the percentage of work completed to date covered by the monthly invoices); plus reimbursement for authorized direct expenses as provided under subsection (d).

Invoices must be accompanied by actual or certified copies of time records of the Consultant's employees and invoices or certified copies of payrolls from other firms for work authorized and performed under the provisions of this Contract.

9.04      Costs Per Unit of Work {Payment Method 3)

Partial payments shall be made for the value of all services completed by the Consultant, as shown on the invoices submitted by the Consultant and approved by the Engineer Partial payments shall be based on units of work completed during the payment period, as shown in the Contract budget and as specified under Division I, Section 5.04, Payment Method 3, plus reimbursement for authorized direct expenses incurred.

9.05      Invoices

The Consultant shall prepare and submit all Invoices to MassDOT in accordance with Section 9 and as directed by the Engineer. The Consultant shall refer to the MassDOT website for detailed instructions and to obtain standard Invoice templates and forms.

In general, all Invoices for partial payments shall include the following:

1.	Payment Request Commodity (PRC) Form
2.	Estimate of Fee for Consultant Services
3.	Certified Payroll Report (for Cost Plus services)
4.	Certified Narrative
5.	Progress Report
6.	Direct Expense Summary
7.	Direct Expense Backup Information .
8.	Direct Expense Approval (letter or other written approval)
9.	Record of Payment to M/W/DBEs ·

9.06      Project Closeout Requirements

A "Consultant Cumulative Claim and Reconciliation Form" shall be prepared by the Consultant and returned to MassDOT seven months after the close of the Consultant's fiscal year for all contracts completed in the previous fiscal year. MassDOT will release retainage (if held) within a reasonable time frame once MassDOT receives the form, pending any adjustments to final billings. The required form is posted on MassDOT 's website.

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The purpose of the Consultant's Cumulative Claim and Reconciliation Form is to determine the final estimated cost of the Contract. Two original forms are to be submitted:

1)	MassDOT Highway Division
10 Park Plaza
Boston, MA 02116
Attention: Project Manager's Name

2)	Massachusetts Department of Transportation
10 Park Plaza, Suite 7310
Boston, MA 02116
Attention: Audit Operations

Records and reports shall be kept for a minimum period of seven (7) years or until the resolution of any litigation, claim, negotiation, audit or other action involving the records, which arise at any time during the retention period. All document retention periods shall begin on the first day after ·final payment under this Contract. If any litigation, claim negotiation, audit or other audit action involving the records has been started before the expiration of the applicable retention period, all records shall be retained until completion of the action and resolution of all issues resulting from the action, or until the end of the applicable retention period, whichever is later.

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Division II - Standard Task Descriptions

General

Division II provides Standard Task Descriptions as a general guide for a range of design services that may be provided on projects. As such, not all tasks are applicable to a given project or design contract. Actual contracted services and level of effort arc to be based on project specific scopes of work, tasks and fee breakdown developed by the Consultant and MassDOT, as part of the scoping and negotiation process. This project-specific scoping supersedes the Standard Tasks of Division II and is hereby made part of the Contract.

SECTION 100

PROJECT DEVELOPMENT ENGINEERING

The broad purpose of the Project Development Phase is to conduct an analysis in accordance with Section 2.2, Step II: Planning in the Project Development and Design Guide. This analysis evaluates alternatives for a proposed transportation project and arrives at a preferred alternative or a range of reasonable alternatives to be advanced into the environmental review process.

As part of the Project Development Phase, the Consultant shall prepare a purpose and need discussion for the proposed transportation project. The purpose and need discussion shall clearly identify and describe the transportation problem(s) or other needs that the proposed transportation project is anticipated to correct, in terms understandable to the general public. The purpose and need discussion shall form the basis for the selection of reasonable alternatives, including the no-build alternative. Elements relevant to all agreed upon alternatives should be developed using location specific data to compare the present, future no-build, and future build conditions.

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The Consultant shall become familiar with the topographic, environmental and other physical characteristics of the study area. The general location of environmental resources, cultural and historic resources, major topographic features, and utilities that the proposed transportation facility may affect shall be graphically depicted. The Consultant shall also be responsible for acquainting itself with the details of the existing transportation facilities, previous studies, and for collecting necessary data and information, unless otherwise specified in the scope of services in the Special Provisions.

The Consultant shall initiate early coordination with the appropriate federal, stale, and local agencies to present the proposed project to them, to consider the plans and suggestions of these agencies in the development of the alternatives analysis, and to develop a consensus on the range of alternatives to be studied.

The evaluation of each alternative shall take into account factors affecting construction cost, such as foundation problems, construction difficulties, major utilities affected, environmental impacts, and environmental mitigation. As detailed in the Scope of Services, the Consultant shall also ascertain known economic and social impacts on communities in the project area for alternatives evaluated. For each endorsed alternative, the evaluation shall consider existing and known future land uses, transportation facilities, cultural resources, natural resources, and other factors that may influence the proposed project.

The Consultant shall demonstrate that endorsed alternatives have been investigated to an appropriate level of detail before an alternative is eliminated or advanced to a further level of analysis. The endorsed alternatives shall be developed with a view toward producing a context sensitive project consistent with public safety and the interests of the communities in the project area. Endorsed alternatives shall be available for review by the Engineer.

As specified in the Scope of Services the Consultant shall develop a broad-based public outreach program intended to fully involve the public with the purpose and need of the project, project status, and potential effects of the project. The program is to obtain input from the study area residents, businesses, elected officials and other stakeholders. The public outreach program shall include presenting the project at public meetings or open houses using graphics or other visual aids to help explain the various alternatives. Use of community focus groups to assemble issues, develop evaluation criteria, and obtain consensus should also be considered. Various aspects of the project, such as the project area, environmental constraints and impacts, traffic data, and alternative cross sections shall be described at the public meetings.

As specified in the Scope of Services the Consultant shall prepare a Conceptual Stage Relocation Plan based on the Guidelines for Consultant Work in Preparing Relocation Plan and Submission of Relocation Data.

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101       Project Concept Preparation (Development of Purpose and Need)

Prepare a general description and definition of the project. Visit site and conduct preliminary surveys.

102       Preliminary Project Area Analysis

Prepare an overview that evaluates the project area in light of the project's purpose and need to determine any additional studies that are beyond the Scope of Services that may be required. Also, examine planning any applicable criteria, degree of citizen and agency involvement and other issues and factors that may influence the design of the project provided by the Engineer.

103       Reasonable Alternative(s) Identification

Evaluate endorsed alternatives that meet the project's purpose and need to determine, if they are feasible and reasonable.

104       Alternatives Analysis and Report Preparation

Select engineering and environmental solutions to accomplish the project's purpose and need and prepare a report that presents all findings. The written evaluation of alternatives shall include a description of the alternatives, a comparison of the advantages and disadvantages of each alternative, and supporting data for the conclusions. Those alternatives that are eliminated from further study shall be graphically illustrated and should be accompanied by descriptions of the locations with statements as to why further consideration is not warranted.

SECTION 150

ENVIRONMENTAL

The Consultant shall meet all the requirements of both the National Environmental Policy Act (NEPA) and the Massachusetts environmental Policy Act (MEPA) for purpose of implementing the Proposed Project and produce any and all documents required for submittal under each/either act(s) (the "Environmental Document(s)"). The MassDOT Environmental Services Division should be consulted regarding NEPA and MEPA requirements.

The National Environmental Policy Act is codified at 23 CFR 771, which prescribes the policies and procedures of the Federal Highway Administration (FHWA) and the Federal Transit Administration (FTA) for implementing the NEPA. The Consultant should refer to FHWA's guidance document for preparing environmental and Section 4(f) documents found in FHWA's Technical Advisory 6640.8A, dated October 30, 1987. MEPA is found at Massachusetts General Laws, Chapter 30, Sections 61 through 621, with implementing regulations found at 301 CMR 11.00.

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Sufficient information shall be presented in the Environmental Document(s) to demonstrate that a comprehensive examination has been made of the social, economic, and environmental effects of the Proposed Project. The comprehensiveness of the evaluation shall vary depending on the complexity of the Project and the level of environmental documentation required. Projects requiring major filings, such as an Environmental Impact Statement (EIS) or Environmental Assessment (EA) in accordance with NEPA, or an Environmental lmpact Report (EIR) in accordance with MEPA, will require the most comprehensive level of evaluation. In these cases, the Consultant must provide a detailed, project-specific scope of the services. Environmental documents such as Environmental Notification Forms and Categorical Exclusion Determinations require a less comprehensive, although still thorough, evaluation. The Environmental Document(s) shall be written in a concise manner and presented in a format and language that will be readily understandable to the public.

Generally, an EIS or EIR shall discuss the purpose and need for the Proposed Project. It shall also describe the Proposed Project; alternatives to the Proposed Project; the affected environment in the project area; probable impact of the Proposed Project on the environment; steps to be taken to avoid, minimize, and mitigate harm; and coordination with and input from federal, state, and local agencies and the general public.

The basic approach to be employed in the development of a major Environmental Document(s) shall be as follows:

1.	Establishment of a clear purpose and need for the Proposed Project;
2.	A comprehensive data collect ion program of existing social and natural environmental resources in the project area and coordination with the general public and local, state, and federal agencies, as required;
3.	Examination of data to establish baselines to be used as reference for environmental impacts and against which the ability of various alternatives to meet the stated purpose and need can be measured;
4.	Preliminary evaluation of the Proposed Project to meet purpose and need and identify environmental impacts and possible problem areas;
5.	A more detailed analysis of environmental impacts, methods to avoid and minimize those impacts to the greatest extend practicable, and establishments of the indirect and cumulative environmental impacts;
6.	Preparation of the Draft Environmental Document(s), with copies lo be distributed to various public agencies, the general public, and others for comment; and
7.	Upon receipt and evaluation of comments following a public hearing, preparation of a Final Environmental Document(s) with copies, as required, for distribution.

This approach will assure that all major Environmental Documents fulfill the previously established purpose and need by providing a comprehensive evaluation of a wide range of environmental considerations. This approach will also allow periodic reviews and modifications to the study as more information becomes available.

The Consultant shall also prepare permit or approval applications, with supporting documentation and plans, to satisfy the requirements found in the following state and federal environmental laws, as necessary, or as specified in the scope of services in the Special Provisions:

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•	Massachusetts Wetland Protection Act (MGL c. 131, § 40);
•	Massachusetts Endangered Species Act (MGL c. 131A);
•	Article 97 (MGL c.21A, § 2);
•	Chapter 91 Public Waterfront Act (MGL c. 91);
•	Section 401 of the Clean Water Act - Water Quality Certification (33 USC § 1341, administered by state regulation found in 314 CMR 9.00);
•	Section 402 of the Clean Water Act - National Pollution Discharge Elimination System (NPDES, 33 USC § 1342);
•	Section 404 of the Clean Water Act -U.S. Anny Corps of Engineers (33 USC § 1344);
•	Section 10 of the Rivers and Harbors Act of 1899 (33 USC § 403);
•	Coastal Zone Management Act (16 USC §§ 1451-1464);
•	Section 9 of the Rivers and Harbors Act of 1899 -Coast Guard Bridge Permit (33 USC §
•	401);
•	Wild and Scenic Rivers Act (16 USC §§ 1271-1287);
•	Section 106 of the National Historic Preservation Act (16 USC § 470£); and
•	Section 4(f) of the DOT Act (49 USC § 303).

The following task descriptions included in this Section provide a basic description of the various actions to be taken in the environmental permitting process. MassDOT's Environmental Services Division should be consulted regarding all environmental permitting requirements.

151        Early Environmental Coordination Design Submission Checklist

Complete the 25% Design Submission Checklist Early Environmental Coordination for Design Projects. This involves ensuring that coordinating with local, regional, state, and federal resource agency staff has been completed. This effort provides project stakeholders with an opportunity to comment on the presence of environmental resources in the project area, their extent and potential significance. Documentation that an adequate level of consideration has been made to avoid and minimize impacts to identified environmental resources shall be presented; completion of the early coordination requirements ensures necessary deliverables (CE, WQDF, etc.) have been prepared and design plans are adequate for environmental review. Written responses are required for each item, and supporting documentation must be included.

152        Historic/Archaeology - Federal Section 106 and State Chapter 254

Provide information in accordance with the requirements of Section 2.4.2.5, Environmental Requirements for the Preliminary (25 Percent) Design Submission of the Project Development & Design Guide as itemized in the 25% Design Submission Checklist Early Environmental Coordination for Design Projects. Check the MassDOT Highway Division website for the most recent version of the checklist, a template for the standard local historic commission/tribal historic preservation officer solicitation letter; and an updated contact/address list be available to meet with MassDOT's Cultural Resources Unit (CRU) staff, and with local and state historical commission representatives, as agreed upon between MassDOT and the Consultant.

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153        Reserved

154        Hazardous Materials Research/Review

Provide information generated in accordance with the requirements of Section 2.4.2.5, Environmental Requirements for the Preliminary (25 Percent) Design Submission of the Project Development & Design Guide to the MassDOT Hazardous Materials Unit during its review. Also include all responses to comments from local and state agencies and attendance at meetings, as agreed upon between MassDOT and the Consultant.

155        Project Development Meetings and Public Hearings

Prepare for and hold public meetings and public hearing(s) as agreed upon by MassDOT and the Consultant.

156        National Environmental Policy Act/Massachusetts Environmental Policy Act Determination

Determine the appropriate level of documentation in the NEPA process (Categorical Exclusion, Environmental Assessment (EA) or Environmental impact Statement (EIS)) and the MEPA process (Environmental Notification Form (ENF) or Environmental impact Report (EIR)) by meeting and coordinating early with MassDOT, FHWA and other government agencies, local boards and commissions, and conducting public meetings, as agreed upon in the Scope of Services.

157        NEPA - Categorical Exclusion (CE)

Prepare a Categorical Exclusion (CE) Determination Checklist for Federal-Aid Actions in accordance with the Programmatic Agreement For Approval Of Categorical Exclusions Between The Federal Highway Administration And The Massachusetts Highway Department, dated May 17, 2005, and Federal Highway Administration Regulation 23 CFR 771.1 17 (1987).

Typically, the NEPA and MEPA Environmental Documents for major projects are prepared jointly, that is, as either an EA/EIR or as an EIS/EIR. In some cases, the NEPA and MEPA documents are prepared and processed separately. The Consultant shall perform the tasks described in Sections 155 through 158 and 161 through 163, as agreed upon by MassDOT and the Consultant.

158       NEPA - Environmental Assessment (EA)

Prepare an Environmental Assessment (EA), in accordance with FHWA's NEPA regulations (23 CFR 771), that includes a description of the Proposed Project; the alternatives under consideration; the social, economic and environmental impacts of the alternatives; avoidance, minimization, and mitigation measures; and a section on comments and coordination. See FHWA Technical Advisory T6640.8A, dated October 30, 1987.

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After a public hearing is held and the preferred alternative is agreed to, update the EA, as necessary, to include the Finding of No Significant Impact (FONSI) and to reflect any changes resulting from comments from federal, state, and local agencies and the general public. This document should also include the disposition of comments from these agencies and the general public.

159        NEPA - Draft Environmental Impact Statement (EIS)

Prepare a Draft EIS, in accordance with the NEPA regulations (23 CFR 771), that includes a description of the purpose 'and need for action; the proposed alternatives; the affected environment; the social, economic, and environmental impacts of the alternatives; avoidance, minimization and mitigation measures; and comments and coordination. See FHWA Technical Advisory T6640.8A, dated October 30, 1987.

160        NEPA - Final Environmental Impact Statement (EIS)

Prepare a Final EIS, in accordance with FHWA's NEPA regulations (23 CFR 771), that includes any changes, new information, or further developments on a Proposed Project, with an emphasis on those that result in substantial environmental impacts. This Final EJR should describe the basis for the selection of the preferred alternative; includes a transcript of the public hearing; copies of comments received from agencies and the public with responses to these comments; and a Record of Decision. See FHWA Technical Advisory T6640.8A, dated October 30, 1987.

If there are changes, new information, or further developments on a Proposed Project that result in significant environmental impacts not identified in the most recent distributed version of the Draft or Final EIS, the Consultant shall perform the following task:

161        NEPA Supplemental Environmental Impact Statement (EIS)

Prepare a Draft Supplemental EIS and a Final Supplemental EIS, in accordance with FHWA's NEPA regulations (23 CFR 77 1), that briefly describes the Proposed Project, the reason(s) why a supplement is being prepared, and the status of the previous Draft or Final EIS. These documents should also summarize the previous Draft or Final EIS. The Draft Supplemental EIS and the Final Supplemental EIS need only to address those changes or new information that are the basis for preparing the supplement and that were not addressed in the previous Draft or Final EIS.

As defined by FHWA's NEPA regulations (23 CFR 77 1), occasionally there is a lapse in time on a Proposed 'Project that requires the following task to be conducted:

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162        NEPA Reevaluation

Prepare a NEPA Reevaluation, in accordance with FHWA's N EPA regulations, (23 CFR 771), that describes any changes to the Proposed Project, its surroundings and impacts, and any new issues identified since the Draft EIS, Final EIS, EA, or FONSI. It should also appropriately discuss the decision as to whether a Supplemental NEPA document is needed,

163        MEPA - Environmental Notification Form (ENE)

Prepare an ENF and associated correspondence to various agencies, as necessary, in accordance with the Massachusetts Environmental Policy Act and MEPA Regulations 301 CMR 11.00. Prepare associated filling attachments, such as a distribution list and public notice; responses to comments, as necessary; and attend public meetings,

164       MEPA - Draft Environmental Impact Report (DEIR)

Prepare a DEIR in accordance with the Massachusetts Environmental Policy Act and MEPA Regulations 301 CMR 11.00, include analyses necessary to adequately address environmental issues contained in the EEA Scope on the DEIR. Also include necessary preparation for attending the public hearing.

165       MEPA - Fi n al Environmental Impact Report (FER)

Prepare an FEIR in accordance with the Massachusetts Environmental Policy Act and MEPA Regulations 301 CMR 11.00. Include responses to public and agency comments and Draft Section 61 Findings, As defined by the MEPA Regulations (301 CMR 11.00), if there is any material change to a Proposed Project or a lapse in time, the Consultant shall perform the following task:

I66        MEPA Notice of Project Change

Prepare a Notice of Project Change that includes a detailed discussion of any changes in the information provided in any previous MEPA document if, as a result of the Notice of Project Change, there is a determination that the project change or lapse in time may result in Significant environmental consequences, the Consultant may have to perform the following task:

167       MEPA Supplemental Environmental Impact Report

Prepare a Supplemental EIR, in accordance with the Massachusetts Environmental Policy Act and MEPA Regulations 301 CMR 11.00. Include analyses necessary to adequately address environmental issues contained in the EEA Scope for the Supplemental EIR.

168       Reserved

169       Reserved

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170        USACE Section 404 General Permit (PGP)

Prepare backup documentation for Category I or Category II permitting under the U.S. Anny Corps of Engineers (USACE), New England Division General Permit upon request. Backup documentation may include the information generated in accordance with the requirements of Section 2.4.2.5, Environmental Requirements for the Preliminarily (25 Percent) Design Submission of the Project Development & Design Guide.

171        USACE Individual Section 404 Permit

Coordination with the U.S. Army Corps of Engineers (USACE) shall be conducted for project review pursuant to the USACE Highway Methodology. The application shall be prepared and submitted to the USACE pursuant to Section 404 of the Federal Clean Water Act following completion of the Phase I review. The application shall be submitted to the Regulatory Branch, New England District. Preparation of the submission shall include the application form, text describing the proposed work, impacts, and mitigation measures. The application shall include evidence of consultation with other agencies, such as the U.S. Fish and 'Wildlife Service, the National Park Service, Environmental Protection Agency, and the Massachusetts Office of Coastal Zone Management, as necessary.

172        U.S. Coast Guard (USCG) Bridge Permit

Prepare an application for a U.S. Coast Guard (USCG) bridge permit pursuant to Section 9 of the Rivers and Harbors Act and the General Bridges Act. A Coast Guard bridge permit is not required if the waterway is not considered navigable by the USCG and is not tidal or, if tidal, is used only by recreational boating, fishing, and other small vessels less than 21 feet long, as determined by consultation with the local harbor master or other appropriate local official.

The application shall be submitted to the District Bridge Administration, First Coast Guard District. Preparation of the application shall include the application form, text and plans in accordance with the USCG Permit Application Checklist in Section 2.4.2.5, Environmental Requirements. For the Preliminary (25 Percent) Design submission of the Project Development & Design Guide, and all associated meetings and agency coordination. The public hearing for the project can be held as a joint hearing with the USCG.

l73        Programmatic Section 4(f) Evaluation

Prepare a Programmatic Section 4(f) Evaluation till accordance with associated programmatic Section 4(f) Evaluation and Approval Processes. There are five nationwide programmatic Section 4(f) evaluations: projects that involve historic bridges; projects that involve minor amounts of parkland, recreation areas, wildlife and waterfowl refuges; projects that involve minor amounts of land from historic sites; bikeway projects; and projects where the use of the Section 4(f) property will result in a net benefit to the Section 4(t) property. See FHWA Technical Advisory T6640.8A, dated October 30, 1987; FHWA Section 4(f) Policy Paper, dated March 1, 2005; associated Programmatic Section 4(f) Federal Notices, Regulations, and Policy Papers.

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174       Draft Individual Section 4(f) Evaluation

Prepare a Draft Individual Section 4(f) Evaluation that includes a description of: the Proposed Project, the Section 4(f) property, impacts on the Section 4(f) property, avoidance alternatives and their impacts, measures to minimize harm, and a discussion of the results of. preliminary coordination with agencies having jurisdiction over the Section 4(f) property. See FHWA Technical Advisory T6640.8A, dated October 30, 1987; FHWA Section 4(f) Policy Paper, dated March 1, 2005.

175       Final Individual Section 4(f) Evaluation

Prepare a Final Section 4(f) Evaluation that includes all information required for a Draft Section 4(f) Evaluation, formal comments and responses from all agencies, and a discussion of the basis for the determination that there are no feasible and prudent alternatives to the use of Section 4(f) land. See FHWA Technical Advisory T6640.8A, dated October 30 1987; FHWA Section 4(f) Policy Paper, dated March 1, 2005.

176       Wetland Resource Area Delineation

Conduct wetland resource area delineation in accordance with the Massachusetts Wetlands Protection Act (WPA), the Federal Clean Water Act, the Corps of Engineers Wetlands Delineation Manual (1987 edition), and guidance in Clarification and Interpretation of the 1987 Manual, dated March 6, 1992. Tasks include field time associated with delineating and documenting the wetland boundaries and time attending local, state, and federal site meetings to review and verify wetland boundary lines. If applicable, documentation must be provided on state Appendix G Wetland Delineation Forms or US Army Corps Wetland Determination Forms for submittal to regulatory agencies.

177       WPA Abbreviated Notice of Resource Area Determination (ANRAD)

Prepare an ANRAD in accordance with the WPA to obtain approval from the local conservation commission of state wetland resource area boundary lines. Tasks include preparation of all associated forms and backup documentation, coordination during review, site walks, and attending conservation commission meetings.

178       WPA Request for Determination of Applicability (RDA)

Prepare and submit an RDA in accordance with the WPA to determine if work within the 100-foot or 200-foot buffer zones of certain wetland resource areas is subject to the WPA and whether or not it will have an impact on wetland resource areas. Tasks include preparation of all associated forms and backup documentation, coordination during review, site walks, and attending conservation commission meetings.

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179        WPA Notice of Intent (NOI)

Prepare and submit an NOI to the local conservation commission in accordance with the WPA. Tasks include preparation of all associated forms and backup documentation; permit plans, coordination during review, site walks, and attending conservation commission hearings.

180        WPA Variance

Prepare and submit a variance to the DEP in accordance with the WPA: Tasks include preparation of all associated forms and backup documentation, permit plans, coordination during review, site walks, and attending conservation commission hearings.

181        Chapter 91 - License/Permit Application

Prepare an application for a Chapter 91 License or a Chapter 91 Permit in accordance with the Massachusetts Chapter 91 Waterways Act. Tasks include preparation of the application form, backup documentation, and plans/mylars in accordance with Chapter 91 submission requirements.

182        Water Quality Certification

Prepare an application for a Water Quality Certification (WQC) in accordance with the Massachusetts Surface Water Quality Standards, 314 CMR 4.00. Tasks include preparation of the appropriate state application form, WQC Standard Form for applicable Footprint Bridge projects, supporting documentation, plan preparation, and sediment analysis, when applicable.

183        Coastal Zone Management Consistency Review

Prepare material for a Consistency Review pursuant to the Massachusetts Coastal Zone Management Program. Tasks related to agency coordination and meetings are included, as agreed upon between MassDOT and the Consultant.

184        Wildlife/Rare Species Assessment

Prepare a wildlife habitat assessment, vernal pool study, and/or a rare species study, in accordance with associated regulations and/or as required by the Massachusetts Natural Heritage and Endangered Species Program, EPA, USACE, DEP or local conservation commissions.

185        Essential Fish Habitat Assessment

Prepare an assessment that describes and identifies potential impacts to Essential Fish Habitat (EFH) (i.e., waters and substrate necessary for fish to spawn, breed, feed or grow to maturity) within the project limits, in accordance with associated EFH regulations and as required by the USACE for the Section 404 regulatory review process and the National Oceanic and Atmospheric Administration Fisheries Service (NOAA).

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186        Reserved

187        Impaired Waterbody Assessment and Water Quality Data Form

Determine if there are Impaired Waterbodies, as evaluated per the requirements of Section 303(d) of the Federal Clean Water Act, affected by highway runoff generated in the project area by completing the 25% Design portion of the Water Quality Data Form. Document the incorporation of Best Management Practices (BMPs) in the stormwater management system by completing the 75% Design portion of the Water Quality Data Form.

SECTION 200

FUNCTIONAL DESIGN REPORT

A Functional Design Report documents the process for determining the preferred alternative and the parameters for design. Refer to the Project Development Guide, Section 2.2. 1 for more information concerning Project Planning Reports. Also, refer to the Traffic and Safety Engineering 25% Design Submission Guidelines.

201        Establish Purpose and Need

Establish purpose and need statement of the project.

202        Public and Agency Outreach

Conduct public and agency outreach for the project to ensure that the project meets its intended purpose, benefits from the input and feedback from interested citizens, local and regional groups, and elected officials, and maintain strong support. General public outreach guidelines and tools are described in Section 2.9 of MassDOT Project Development and Design Guide.

203        Evaluate Existing Conditions/Context

Provide a narrative of the existing study area including Jane configurations, key dimensions, design speed, posted speed, Speed Regulations, functional classification, environmental constraints, Roadway context, roadway users, etc. Include a project locus map.

204       Prepare Traffic Volumes

Coordinate the procurement of the appropriate traffic counts for the study area and provide an assessment of data to determine factors for background growth and seasonal adjustments. Prepare the future design volumes.

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205        Conduct Safety Analysis

Collect, tabulate, and analyze the crash data and document trends and causes. Prepare crash rate work sheets, collision diagrams, collision mapping as required. Review safety with respect to the Safety Review Prompt List or conduct a Road Safety Audit based on HSIP eligibility.

206        Evaluate Signal Warrants

Collect, tabulate, and analyze traffic count data with respect to the MUTCD Traffic Control Signal Needs (Warrants) based on the existing geometric conditions to determine if signals are justified.

207        Operational Analysis for Existing Conditions

Determine Peak-Hour Factor, Truck Percentage, and applicability of pedestrian phasing. Determine, tabulate, and discuss Level of Service, volume-to-capacity ratio and vehicle delays in accordance with MassDOT's A Guide on Traffic Analysis Tools and average and 95th percentile Queue calculations. Analyze Existing Traffic Volumes (No Build). Perform Systems Analysis for closely spaced and/or coordinated systems. Perform operational analysis for the following roadway components:

Signalized Intersections

Un-signalized Intersections Roundabouts

Basic Freeway Segments

Weaving Area Segments

Multi-Jane Highways

Two-Lane Highways

Arterials

Present LOS results graphically.

208        Establishment of Basic Design Controls and Evaluation Criteria

Establish basic design controls such as:

Roadway Context

Roadway Users

Transportation Demand

Measure of Effectiveness

Design Speed

Sight Distance

Establish evaluation criteria for accessing each alternative.

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209        Development of Alternatives

Provide a discussion of alternatives considered. Alternatives should be developed using the design guidance provided in the MassDOT Project Development and Design Guide. Develop alternatives to comparable levels and present in an evaluation matrix.

210        Operational Analysis for Future Conditions

Analyze Future Traffic Volumes (in both No-Build and Build). Where volume and geometric conditions allow, evaluate roundabout alternative in addition to traditional intersection design. Perform Systems Analysis for closely spaced and/or coordinated systems. Perform operational analysis for the following roadway components:

Signalized Intersections

Un-signalized Intersections

Roundabouts

Basic Freeway Segments

Weaving Area Segments

Multi-lane Highways

Two-Lane Highways

Arterials

Present LOS results graphically.

211        Preferred Alter native

Provide a detail description and graphical presentation of the preferred alternative. Include a discussion how selections of the following were made:

Typical Sections

Horizontal and vertical alignment

Clear Zone

Bicycle/Pedestrian accommodation

ROW impacts/Mitigations Environmental impacts/mitigations

Safety improvements

212        Complete Streets

Document how the project addresses bicycle and pedestrian accommodation in accordance with Complete Streets policies and the principles of the Project Development and Design Guide and associated Engineering Directives. Address desirable accommodation parameters and the context and impacts associated with the selection of the project cross-section.

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213       GreenDOT

Document how the project addresses the three primary goals of the GreenDOT Policy Directive, P-10-002.

214       Traffic Management

Prepare a Construction Management Outline providing a description of all major construction components of the project and how vehicle, pedestrian, and bicycle accommodations will be maintained.

215        Construction Cost

Provide an estimated construction cost.

216        Conclusion and Recommendation

Provide a conclusion and recommendation.

217        Report Preparation

Prepare a report detailing the various design alternatives with appropriate graphics, descriptive text and cost estimates justifying the recommendations presented.

SECTION 220

DESIGN EXCEPTION REPORT

The Federal Highway Administration (FHWA) has established 13 controlling criteria as defined in 23 CFR 625, which must be adhered to when designing a roadway improvement project. MassDOT has adopted this policy and applies the requirements of 23 CFR 625 to all projects regardless of funding source. Chapter 2, Section 2.11 of the Project Development and Design Guide (Guidebook) describes in detail the Design Exception Process. Additional guidance regarding the Design Exception process is described in Engineering Directives E-97- 007 and E-99-002.

The Design Exception Report Checklist (See Appendix 2-A- 11) standardizes the preparation of Design Exception reports and streamlines MassDOT's review process. The Design Exception Report should follow the Table of Contents listed in Appendix 2-A-11.

221       Evaluate the 13 Controlling Criteria

Compare the recommended values of the 13 controlling criteria of Chapter 2 of the Guidebook to the proposed values. Revisit those features requiring a design exception and work toward developing a design that is consistent with current recommended design standards.

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222       Perform Incremental Evaluation

For each of the controlling criteria that do not meet the current recommended design criteria, prepare a summary of impacts resulting from implementing the desirable, minimum and the proposed designs. Also include a summary of impacts of designs in the range between the minimum and the proposed designs. Include right of way impacts, impacts to trees, walls, wetland resource areas, constructions costs and other impacts which influence the selected design.

223       Prepare Narrative/Report

Prepare a Design Exception Report including a narrative, traffic analysis, typical sections, photographs, and summary of impacts.

SECTION 230

INTERCHANGE JUSTIFICATION/MODIFICATION REPORT (IJR/IMR)

231       Prepare an IJR/IMR

Prepare an IJR/IMR, in accordance with the FHWA's eight policy criteria (23 USC 111) for the FHWA approval for the project that proposes new or revised access to existing Interstate facilities. Access approval may be a two-step process. The first step could be a finding of operational and engineering acceptability in accordance with the eight policy requirements. The second step could be the final FHWA approval which constitutes a Federal Action, and as such, requires that NEPA procedures are followed.

MassDOT will consult with FHWA for their latest policy for preparing an IJR/IMR.

SECTION 300

25% HIGHWAY DESIGN SUBMISSION

Field Surveys

Complete or partial field surveys may be made by either the MassDOT or the Consultant or partially by each, as designated in the Scope of Services and Special Provisions.

Surveys shall be made as necessary for the preparation and completion of preliminary and final designs, contract plans and layout plans for the project, including an investigation and survey of property boundaries and property owners' names as obtained from records filed at the Registry of Deeds.

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Horizontal control, including control for photogrammetry, shall be of second order precision and accuracy unless otherwise specified, and in strict conformance to the current Massachusetts Highway Department Survey Manual (Survey Manual) or Specifications for Aerial Surveys and Mapping by Photogrammetric Methods for Highways, whichever applies. All surveying field notes shall be recorded in MassDOT field notebooks. Field notebooks shall be obtained from the respective district survey office, and returned to that same office when the design work is complete.

Primary traverses and proposed connection to Massachusetts Geodetic Survey (MGS) control shall conform to Section 2 (Survey Information) of the Survey Manual. The primary traverse must be designed so that it will be connected in position and azimuth to MGS monumentation of equal or higher accuracy. If the Survey Engineer determines that the existing MGS control is for some reason inadequate, he/she may direct MassDOT forces to expand, resurvey and readjust the MOS control. The intent is that the Consultant shall base its project surveys upon MOS control that the MassDOT has at the time judged reliable and the Consultant shall expand control so that there will be sufficient, dependable and accurate permanent and semi-permanent control, at the project site, on the Massachusetts State Plane Coordinate System.

Primary control and all main base line surveys shall be computed and adjusted according to the guidelines set forth in the Survey Manual. The Consultant shall submit a copy of the traverse closure computation to the District Survey Supervisor for review. Work, which does not conform to MassDOT standards, will be rejected, and the Consultant will be directed to perform the work correctly at its own expense.

Vertical control, including control for photogrammetry, shall be of the accuracy and datum as specified in the Survey Manual and shall be subject to the same review and other conditions as horizontal control.

All base line, detail, level and cross section notes must be recorded in notebooks furnished by MassDOT and performed in accordance with the Survey Manual or alternate procedures approved by MassDOT.

The Consultant shall include in the survey notebooks adequate ties to all horizontal and vertical control points so that these points may be reproduced accurately. The Consultant shall also furnish tie-sheets of these points. The Consultant shall be responsible for reestablishing points, including baseline stakes or pins, which it placed and which become displaced or removed and cannot be replaced by existing ties.

All field survey work performed by the Consultant shall be subject to inspection by MassDOT during and after actual survey. The Consultant shall keep the local Highway Division District Office aware of the location of its survey parties. District Survey Supervisors and their superiors, as well as representatives of the Boston Survey Section, may make field inspections, as necessary, to ensure proper procedures are employed by the Consultant, and may require changes or additions subject to approval of the Survey Engineer.

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Surveys made by photogrammetric methods may be used upon MassDOT approval, but must be supplemented by necessary ground survey to obtain information not available or not sufficiently accurate by using this photogrammetric method, such as base lines, property lines, underground structures, wetland boundaries, underwater data and other detail and elevations obscured by natural growth and structures..

Field survey shall include the location and staking of points where borings or other sub surface investigations are required. Where soft, unstable material is evident, such as swamps, organic deposits, etc., sufficient punchings shall be taken to show the approximate profile of the hard bottom. This work will be considered as part of the field survey work and no extra compensation will be paid. Field survey shall also include obtaining the location of wetland flags or other marks, which have been established by others.

Data from survey notes shall be transcribed and plotted on base plans, profiles and cross sections in accordance with current practices of MassDOT and to the scales directed by the Engineer.

All field surveys and plotting of such data, including base lines, details and cross sections, shall be performed in accordance with the Survey Manual, data collection specifications and approved MassDOT CADD procedures.

Utilities

The Consultant shall contact the various utility companies and authorities, whose facilities may be affected by the proposed construction, to request from such companies and authorities the locations of existing facilities, together with proposed changes, if any.

The Consultant shall design alterations of publicly owned utilities, which may be required due to construction of the project, except in cases such as alterations of fire or police signal systems or other systems where, in the opinion of the Engineer, public convenience or safety requires such alterations to be designed and performed by the particular public agency involved. Insofar as practical, and as approved by the Engineer, designs of such alterations of publicly owned utilities by the Consultant shall conform to the requirements and design standards of the particular public agency involved.

In connection with all alterations of utilities not designed by the Consultant, whether publicly or privately owned, and in connection with alterations of facilities of public transit systems or railroads, the Consultant shall furnish to the agencies involved data needed for their design of the alterations, including data regarding possible interference with other facilities. The Consultant shall review designs prepared by other agencies in connection with the work under this Contract and shall coordinate all alterations, whether designed by him/her or by others. in the case of utility or railroad alterations to be designed at the expense of the Commonwealth by other agencies, such as state or municipal departments, utility owners or railroad companies, the Consultant shall assist MassDOT in obtaining cost estimates from those agencies.

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301       Project Initiation and Data Compilation

Compile and review all available documents of existing features and planned projects in the vicinity of the proposed work. Included, as part of this task, is the investigation of utility installations, previous subsurface explorations, traffic data, and right of way research.

302       Utility Coordination

Contact utility companies to verify locations of existing utilities and to assess impacts to those facilities. Ensure that the proposed design addresses impacts associated with accommodating both existing and proposed utilities. Provide a list of utility companies that may be affected by the proposed work, as part of the 25% submission.

303       Survey Coordination and Controls

Coordinate ground survey effort, review survey controls and closures, baseline ties and overall quality of survey.

304       Base Plans, Profiles and Typical Sections

Perform field review of base plan information. Verify the location of existing features, note legends on all warning, regulatory and route marker signs. Verify that the plans provide sufficient information regarding existing drainage and sewer systems. Verify that the cross sections include existing features such as walls, hydrants, poles, trees, sills, wells, ledge, layout lines, etc. Verify that profiles include station equations, cross culverts, bridge structures, sills, high-tension lines, benchmarks, etc.

305       Field Reconnaissance

Perform site investigations to observe the general site conditions, traffic patterns, traffic management, potential detour routes, wetland and cultural resources and other relevant features. Take photographs and/or video existing facility and surrounding environment.

306       Plot Existing Layout Lines

Plot and calculate all existing layout line geometry and note all property owners.

307       Meetings and Liaison

Attend coordination meetings, as scoped with MassDOT, the community, utility-owners, local commissions and others. Prepare and distribute minutes of the meeting.

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308        Determine Roadway Cross Section

Determine the proposed roadway cross section based on functional classification, traffic volumes, local environmental and cultural resources and the Guidebook. For Non-NHS bridge projects refer to Engineering Directive P-92-010.

309        Preliminary Horizontal Geometry

Develop horizontal geometry based on the proposed cross section, horizontal clearances, the proposed design speed and functional classification. Develop horizontal roadway geometry at intersections.

310        Preliminary Vertical Geometry

Develop vertical geometry based on the proposed design speed giving consideration to drainage, vertical clearances, construction cost and the interfacing with the proposed horizontal geometry.

311        Cross Section Studies

Conduct iterative horizontal and vertical geometry refinements for critical cross sections based on the interface with the proposed roadway cross-section and existing features.

312        Prepare Cross Sections

Prepare cross sections to determine the tops and bottoms of slope. Evaluate the impacts to resource areas, the need for retaining walls and determine the limits of work at driveways.

313        Plot Proposed Layout and Easements

Plot proposed alterations to existing layouts and proposed permanent or temporary easements and rights of entry, based on the limits of work determined by the cross sections.

314        Pavement Design

Prepare a pavement design in accordance with the Guidebook for review by MassDOT. Perform pavement cores, prepare pavement design checklist, determine DBR value, and assemble traffic data. For bridge R&R projects refer to the 11/ 12/09 MassDOT Memorandum on standard bridge deck pavements.

315        Typical Sections

Prepare representative typical sections for mainline, ramps and secondary roadways. Label the location of roadway crown line; describe the method of banking, guardrail location, pavement structure and material types in accordance with Standard Nomenclature and Materials Specifications.

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316       Construction Details

Provide details of key features not satisfactorily described in the Construction and Traffic Standard Details. Key details shall include the labeling of key materials in accordance with the Standard Nomenclature and Materials Specifications.

317       Hydrological Studies and Hydraulics Report

Investigate hydrological characteristics of rivers and streams in the vicinity of the project based on storm frequencies commensurate with roadway functional classification and MassDOT standards. Prepare calculations to determine the size of opening to accommodate the design flows. Prepare a hydraulics report with pertinent data and recommendations.

318        Preliminary Drainage and Utility Studies

Investigate project impacts on existing surface and closed drainage systems. Evaluate hydraulics and structural adequacy of existing culverts. Establish preliminary limits of proposed open and closed drainage system improvements and outlet locations.

319        Lane Configurations

Assess travel lane configurations at intersections and at weaving and merging sections to establish traffic requirements/capacities.

320        Traffic Signals

Prepare signal plans depicting signal head type, quantity, and location. and include the sequence and timing chart and preferential phasing diagram. Additional guidance regarding the Traffic related details required for the 25% Design Submission is described in the Traffic and Safety Engineering 25% Design Submission Guidelines.

321        Signs and Pavement Markings

Prepare preliminary sign and pavement marking plan to document changes associated with conceptual design.

322        Traffic Management

Develop a general methodology for constructing the proposed project to minimize the impact to all facility users and abutters, while at the same time addressing construct ion costs and constructability. Prepare preliminary temporary traffic control plans. The preparation of these plans should include a preliminary estimate that takes into account the use of police and/or flaggers to be used for traffic control.

323        Reserved

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324       Constructability Review

Review the proposed project to ensure that the project does not present unusual matters that would unduly increase the cost the project or present potential scheduling delays during construction resulting in claims for extra work. Particular attention must be given to the proposed construction staging and available right of way.

325       Quality Control (QC) Review

Perform review of the quality and accuracy of the documents to ensure that key aspects of the information to be presented to MassDOT are prepared in accordance with the Guidebook, the Standard Specifications for Highways and Bridges and the most recent Supplemental Specifications, Standard Nomenclature and Engineering Directives. Particular attention is directed to Chapter 2 of Guidebook for the 25% submission requirements. The design should also be reviewed for conformity to design standards. Deviations from the 13 controlling criteria in Chapter 2 of the Guidebook must be documented under Section 220, Design Exception Report.

326        Preliminary Construction Estimate

Prepare a preliminary cost estimate using MassDOT's Weighted Average Bid Application (WABA). The estimate should be prepared with a level of detail" commensurate with a 25% submittal. Refer to Chapter 2 of the Guidebook for the 25% cost estimating requirements.

327        Submission Checklists

Prepare and submit the 25% Highway Design and Traffic Checklists.

328       Modifications and Revisions

Revise the plans accordingly, prior to scheduling the public hearing, in order to properly present the nature and extent of the project to the public at the hearing.

329       Value Engineering (VE)

On projects requiring VE studies, the consultant shall participate in a VE review to be conducted by an independent VE Team retained by MassDOT. Effort of the Consultant under this task will include the preparation of materials, project presentations, and field visits to familiarize the VE Team with the Project.

The VE Report shall be in accordance with the FHWA definition and application of Value Engineering as published in the Federal Register on February 14, 1997, as well as in accordance with the FHWA Value Engineering Policy, dated September 8, 1998. The effort will also include follow up with the VE Team and MassDOT to review and discuss VE recommendations and make accepted revisions to the project.

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SECTION 350

DESIGN PUBLIC HEARING

351        Hearing Preparation

Prepare the graphics and other visual aids per the negotiated scope of services to display at the public hearing. Prepare a public hearing handout.

352        Design Public Hearing

Attend Design Public Hearing, present the project to the public and respond to questions. Assist MassDOT in preparing written responses to letters received from concerned individuals as a result of the hearing.

SECTION 400

75% HIGHWAY DESIGN SUBMISSION

401       Response to 25% Comments

Prepare a formal written response to all comments received regarding the 25% review and address revisions stemming from the Design Public Hearing that MassDOT and the Consultant deem necessary.

402       Field Reconnaissance

Conduct a field review of the proposed project interface with adjacent properties, streets, drives, drainage, utilities, wetlands, etc. Define additional survey needs, if needed.

403       Meetings Liaison and Coordination

Attend meetings and provide the liaison necessary to advance the design of a project. Coordinate and attend meetings with MassDOT's Boston and District Offices, community representatives, planning agencies, as determined in the project scoping process. Provide MassDOT with minutes of the meetings.

404       Utility Coordination

Contact utility companies affected by the proposed work. Discuss project impacts and note the locations of relocated utilities (poles, pipes, etc.) on the plans. Include estimate and special provisions for publicly owned utility work that is to be performed by the construction contractor.

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405        Final Horizontal Design Geometrics

Adjust the horizontal geometry based on the 25% review comments and comments stemming from the Design Public Hearing. Plans must clearly show all aspects of the horizontal geometry, including curve components such as Point of Curvature {PC), Radius (R), DELTA, Length of Curve (L), Tangent (T) and Point of Tangency (PT) along with a description of roadway widths, station equations and horizontal offsets between survey baseline and design centerline.

406        Final Vertical Design Geometrics

Adjust vertical geometry based on 25% review comments and comments stemming from the Design Public Hearing. Plans must clearly show all pertinent aspects of the vertical geometry including Stopping Sight Distance (SSD), Passing Sight Distance (PSD), Grade 1 (G l), Grade 2 (G2), Length of Vertical Curve (L), K (factor), station and elevation of Point of Vertical curvature (PVC), Point of Vertical Tangency (PVT) and Point of Vertical Intersection (PVI). Profiles are to be prepared in accordance with the Guidebook.

407        Pavement Design

Respond to Pavement Design Engineer's review comments and prepare a detailed pavement design with updated data sheets, per the Guidebook. For bridge R&R projects refer to the 11/12/09 MassDOT Memorandum on standard bridge deck pavements.

408        Typical Cross Sections

Finalize the typical cross sections ensuring that materials and dimensions are clearly labeled in accordance with the proposed pavement structure approved by the Pavement Management Section.

409        Plot Cross Sections

Adjust cross sections to ensure that the slope limits and treatments of each cross section are crafted to suit the specific site locations. Individual cross sections should be evaluated regarding guardrail locations, gravel box detail, pay limits, and the need for subdrains and retaining walls.

410        Plot Proposed Layout and Easements

Adjust the plans based on the limits establish by the final cross sections to ensure that adequate right of way is available to perform the work. Existing layout lines, proposed alterations and any temporary or permanent easements must be clearly labeled.

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411       Construction Plans

Prepare the Construction Plans in accordance with the Guidebook. Each item of work within the project limits must be clearly labeled. Drawings must be formatted as described in the Guidebook.

412       Grading and Tie Plans

Prepare grading and tie plans as applicable showing detailed information regarding proposed curve geometry and grades.

413       Drainage and Water Supply Details

Clearly show all existing and proposed drainage and water supply installations. The drainage and water supply design must address all work required to accommodate the proposed roadway improvements.

During the Project's design development, the plan presentation of proposed drainage facilities will show rim and invert elevations. These will be included in a separate CADD layer, so that they can be frozen off in the PS&E documents. These elevations shall not be shown on the final plans.

414       Traffic Signs

Identify locations for all warning, regulatory and route marker signs. Indicate on the construction plans the status of existing sign structures.

415       Guide Sign Design and Overhead Directional (QD) Elevations

Indicate proposed locations of all ground mounted and overhead guide signs. Develop panel legends and calculate size. Prepare a Sign Summary Sheet. Design support foundations and include calculations. Draft guide sign details and overhead sign elevations.

416       Traffic Signals and Plan Preparation

Include designs for traffic signal installations, supports, and foundations. Develop traffic signal specifications. Finalize phasing details and prepare the traffic signal plans.

417       Pavement Markings and Plan Preparation

Design and layout the roadway pavement markings, stop lines, cross walks, gore markings, etc. Prepare pavement marking plans.

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418       Traffic Management

Finalize the construction staging. Prepare the temporary traffic control construction plans in accordance with the MUTCD such that sufficient information is provided to demonstrate a feasible means of constructing the project. The level of detail shall recognize that the actual traffic management plan implemented by the contractor may vary from that shown on the plans. A more definitive estimate for the use of police/flaggers will be made based on the finalization of the traffic control plans/traffic management plans.

419       Highway Lighting Plans and Details

Complete the highway lighting distribution system, control equipment, wiring schematics, and other relevant details.

420       Landscaping and Plan Preparation

Finalize planting locations and species based on review comments. Develop planting schedules and tabulate relevant data.

421       Erosion Control

Detail the sequencing, material placement and measures to control the potential damage to adjacent properties, wetlands, bodies of water, etc. Include erosion control measures in the plans.

422       Miscellaneous Contract Plans

Prepare miscellaneous full size drawings for presentation of the proposed project. These shall include the following miscellaneous contract plans, as required: Title Sheet, Index, Key Plan, Boring Plans, Boring Logs, Typical Sections, and Special Details.

423       Quantity & Cost Estimate

Prepare a detailed estimate using MassDOT’s Weighted Average Bid Application (WABA). Also prepare a calculation book based on the latest edition of the Standard Nomenclature. Check that every item of work shown on the plans has a pay item.

424       Special Provisions

Prepare draft special provisions based on the latest edition of the Standard Specifications for Highways and Bridges and Supplemental Specifications, and verify that every item in the estimate that is listed in the Standard Nomenclature with an asterisk (*) has a special provision. Ensure that special provisions are drafted only when absolutely necessary to describe a specific or unique activity to be performed by the contractor.

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425       Constructability and Quality Control (QC) Reviews

Perform an independent review of the project using an experienced engineer, who is not directly involved in the preparation of the contract documents. The review shall focus on the practicality of constructing the project based on access to site, equipment needs, material properties, etc. Also provide an overall review of the plans, specifications and estimate for conformity to the Guidebook, the Standard Specifications for Highways and Bridges, the latest Supplemental Specifications, the Bridge Manual, the Construction and Traffic Standard Details, and the latest Engineering and Policy Directives.

426       Submission Check List

Prepare and submit the 75% Design Check List.

SECTION 450

100% HIGHWAY DESIGN SUBMISSION

451       Respond to 75% Comments

Prepare a formal written response to all comments received regarding the 75% review. Resolve any further review comments.

452       Finalize Plans

Prepare a set of plans addressing all comments received from the 75% review. Ensure that the plans are clear and are prepared in accordance with Chapter 2 of the Guidebook.

453       Finalize special Provisions

Review the special provisions to ensure that the special provisions do not duplicate those with respect to Division I of the Standard Specifications. Review the Method of Measurement and Basis of Payment for every item in order to ensure that the special provisions are clearly defined and not ambiguous.

454       Finalize Estimate

Prepare Detail Sheets, Quantity Sheets, and a Cost Summary Sheet. Finalize calculation book in accordance with Chapter 18 of the Guidebook. Prepare calculations for all items of work that have a pay item. Identify any non-participating work. The estimate submitted shall be prepared using MassDOT's Weighted Average Bid Application (WABA).

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455       Quality Control (QC) Review

Perform an independent review of the project using an experienced engineer, who is not directly involved in the preparation of the contract documents to perform an independent review of the Project. Refer to the MassDOT web site for the latest edition of all reference documents, Engineering Directives and Policy Directives. Verify that the plans, specifications and estimate are prepared in accordance with these documents.

456       Submission Check List

Prepare and submit the 100% Highway Design Check List.

SECTION 500

RIGHT OF WAY

The Consultant or MassDOT shall prepare right of way plans as specified in the Guidebook, and as noted in applicable FHWA policies and regulations. Preliminary right-of-way plans shall be submitted prior to the 25 percent design approval and the public hearing.

Right of way plans shall include all pertinent data affecting the costs of the right of way applicable for appraisal purposes, such as structures, access roads, improvements, landscaping, drainage, fences, cesspools, septic tanks, wells, property bounds, etc.

The size, form and arrangement of right of way plans shall conform to the general requirements for highway plans as specified in the Guidebook. The three main components of the Right of Way process are:

Preliminary Right of Way plans shall be prepared prior to holding the 25% Design Public Hearing. Existing data, details and all proposed work shall be prepared in such a manner as to be readily discernible. These plans shall remain in the preliminary stage until after the layout has been duly filed in the Registry of Deeds.

Right of way acquisition data shall be itemized by the Consultant on the preliminary right of way plans, as soon as the data is obtained. The Consultant shall, as required, provide MassDOT with copies of the preliminary right of way plans for coordination and informational purposes, particularly as this may relate to changes in parcel dimensions or title names.

Deeds and plans of the abutting property owners shall be used to verify the location of all the abutter's property lines. Electronic copies of the research materials and any updates shall be maintained throughout the right of way process. All research materials are to be made available to MassDOT during the preparation of the Preliminary Right of Way Plans.

Final Right of Way plans are only required on projects that MassDOT has responsibility for right of way takings. After MassDOT has recorded the layout in the Registry of Deeds, the preliminary right of way plans will become the final right of way plans, subject to any approved revisions.

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The Consultant shall make all changes to the preliminary right of way plans to ensure conformity with the recorded layout plans. Each sheet shall be labeled "Final Right of Way Plan". Upon completion, the final right of way plans shall be plotted on polyester film and Returned to MassDOT as a permanent record. Provision shall be made on each sheet of the final right of way plans for the notations and dates of additions and/or revisions.

Relative to Layout and Taking Plans and Orders of Taking, the Consultant shall prepare and submit to MassDOT, for approval by the Engineer, all the instruments which are required to be recorded in the Registry of Deeds in connection with the acquisition of any interest in real estate made necessary by the work to be performed under this Contract. These instruments shall consist of plans, descriptions and orders of taking for advance takings, alterations, layouts and/or easements. The preparation of these instruments shall conform to standard MassDOT practices. Drawings shall be plotted on polyester film, except in the case of Land Court ·plans, which must conform to Land Court standards, samples of which may be obtained from the Engineer. The title sheet of all plans to be recorded shall be signed and stamped with the seal of a Land Surveyor registered in the Commonwealth, who shall be in charge of the work.

Abutter's property lines shall be verified with updated deeds and plans. The Professional Land Surveyor shall maintain and update electronic copies of the research materials throughout the taking document process. All research materials are to be made available to MassDOT Highway Division during preparation of the Layout Plans and written instruments.

Any registered land subdivisions required for this project shall be submitted to and approved by the Land Court.

MassDOT shall handle the recording and filing of these instruments. MassDOT shall also handle the appraisal and settlement of all land damages, including negotiations with property owners.

501       Preliminary Right of Way Plans

Review the relationship between the limits of work necessary to satisfactorily construct the proposed improvements and the existing layout. Determine appropriate limits of alterations to existing layouts, takings, permanent easements, temporary easements, etc. Prepare Preliminary Right of Way Plans in accordance with Chapter 18 of the Guidebook. The Right of Way Plans include Title Sheet, Typical Sections, Parcel Summary Sheet, Location Maps and Property Plan Sheets.

502       Layout Plans and Order of Taking

Prepare Layout Plans based on the approved Preliminary Right of Way Plans. Show lengths and bearings of all lines and calculate areas. The Layout Plans shall be prepared in accordance with Chapter 18 of the Guidebook and shall include the proposed layout lines, property lines, comer markers, names of property owners, parcels to be taken, access and non- access points and the locations of all bounds. The preparation of a Decree Plan shall be included, if required.

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503        Written Instrument

The Written Instrument for the Layout and Order of Taking shall be prepared in accordance with MassDOT Policy. The Written Instrument shall be carefully checked against the Layout Plan.

504       Final Right of Way Plans

After the FHWA has granted authority to the State ·and approved Federal participating funds to acquire the right of way takings and/or the Right of Way Bureau accepts the Preliminary Right of Way Plan, the Preliminary Right of Way Plan will become the Final Right of Way.

SECTION 600

GEOTECHNICAL DESIGN

The Consultant shall conduct an investigation of sub-surface conditions of sufficient scope to permit determination of general soil characteristics and depth to bedrock as a basis for. the proper design of roadway and highway structures.

In order to properly make the determination of underground conditions, the Consultant. Shall submit to the Engineer for approval a proposed program of borings, test pits, plate bearing tests or other. Field or laboratory tests, along with an estimated cost for performing such work.

The Engineer may limit, reduce or extend the sub-surface investigation program proposed by the Consultant, or the Engineer may specify in detail the type, extent and details of sub surface investigations that are to be conducted by MassDOT forces or by such other means as the Engineer may determine. In any case, the Consultant shall lay out the work in detail and prepare necessary plans and contract documents for the approved work.

The Environmental Services Division shall be consulted for a determination of environmental permitting requirements for the sub-surface investigations. The Consultant shall be responsible for the preparation of any environmental permit applications required for the sub surface tests. Reimbursement for such work, as may be performed by the Consultant, shall be made in accordance with the relevant provisions of Division I.

If the Engineer requires the Consultant to subcontract field tests, the Consultant shall follow the requirements Division I Section 5.03d. All special laboratory tests requiring extra payment require the Engineer's prior approval. MassDOT shall reimburse the Consultant for the work in accordance with the relevant provisions of Division I.

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Field inspectors shall be furnished by the Consultant only if MassDOT inspectors are not available and only after written authorization is granted by the Engineer as to the number of inspectors to be provided.

The Consultant shall be responsible for properly identifying, describing and classifying soil and rock encountered in sub-surface investigations pursuant to the standard of care. The Consultant shall visually and manually examine all soil samples and rock cores and shall certify in writing to the Engineer, when, where and who examined such soil samples.

The Consultant shall prepare reports covering all sub-surface investigations and soils analyses and shall submit these reports to the Engineer. A sufficient number of copies of these reports, as determined by the Engineer, shall be submitted by the Consultant for review and retention by MassDOT and for submission to the FHWA.

The Consultant shall either have in its employ an engineer capable of performing the basic soils and ·foundation work or engage the services of a soils engineer, the cost of which is to be included in the General Fee as a direct expense.

Employees of the Consultant or the geotechnical sub consultant may not function as inspectors if the drilling contractor is owned by or affiliated with the Consultant or geotechnical sub consultant.

Inspectors provided by the Consultant for inspection of geotechnical borings, soil sampling and field-testing shall be performed by:

•	A certified soils technician, who is knowledgeable in current policy and procedures for field inspection of geotechnical exploration programs and shall have a minimum of one year of boring inspection field experience, or

•	A holder of a Bachelor of Science degree in civil engineering, geology or equivalent, plus three months of boring inspection field experience,

To achieve certification, soils technicians must satisfy the rules and procedures of the certification program, as prepared by the National Institute for certification in Engineering Technologies (NICET) in their current editions of the following documents:

•	"Program Detail Manual" for certification in the field of geotechnical engineering technology

•	Section II and IV of the NICET manual entitled Engineering Technician and Technologist Certification Program"

Inspectors shall be capable of making independent site modifications regarding the extent and/or location of the subsurface investigations required.

The inspector shall have the responsibility of certifying that the drilling contractor's procedures for conducting soil sampling and in-situ testing work, such as undisturbed samples, vane shear tests, peizometer, installations, etc., are performed in accordance with the relevant specifications and current practices.

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The inspector shall follow the MassDOT's boring inspection procedures, which include, but are not limited to the following: an inspector's check list for site work, scope of work and description of the subsurface operations; special provision items and supplemental specifications; visual identification of soil and rock samples; standard penetration tests and soil descriptions; and standard operating procedures for recording daily boring activities.

601       Research Available Subsurface Data

Research, compile, and evaluate available subsurface and foundation data relative to the project site (plans, maps, etc.).

602       Field Reconnaissance

Conduct a field inspection at the project site to view site conditions, consider existing and proposed substructures, foundation elements, and assess requirements for the subsurface investigation plan.

603       Subsurface Investigation Plan

Prepare a subsurface investigation plan (boring, probing, testing type, location, depth, etc.) in accordance with the Bridge Manual. Revise and resubmit after MassDOT review. Prepare the specifications and estimates if the boring contract is to be paid for with direct expenses.

604       Subsurface Investigation Inspection

Conduct on-site inspections during subsurface operations. Follow inspection procedures, coordinate activities between the Consultant and MassDOT, and verify and record quantities for records and payment.

605       Office Studies. Analysis and Testing

Review soil/rock samples and field/laboratory test results. Evaluate the foundation options and determine parameters for foundation design.

606       Geotechnical Report

Prepare and edit the Geotechnical Report in accordance with the Bridge Manual and other guidelines. Correlate the contents of the report with the project construction plans.

607       Meetings. Reviews and Liaisons

Coordinate and meet with MassDOT for reviews, revisions, and advancement of project submittals.

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608       Plans Specifications and Estimates

Prepare and finalize geotechnical related details and items for the plans, special provisions, and estimates.

SECTION 700

PROJECT DEVELOPMENT-STRUCTURAL

The Consultant shall establish the site parameters and constraints that will impact the design and construction of the bridge structure through a field investigation, review of information related to the existing structure (if any), review of available hydraulic and scour data, geotechnical data, environmental information, and cultural resource information, hazmat information. The Consultant shall use this information to determine the most appropriate type of structure for the site that addresses these parameters and constraints to be pursued in the Final Bridge Design work.

701       Field Investigation

Conduct a field inspection to review the bridge site and adjacent conditions, and establish project parameters and constraints. Evaluate the ground and river survey to determine the parameters for bridge design.

702       Determine Bridge Configurations

Collaborate with the highway designer to determine the vertical and horizontal alignments and typical cross-sections for both the roadway over and the roadway under. Determine a preliminary span length and vertical bridge clearance. Provide accommodations on the bridge for both existing and proposed utilities.

703       Preliminary Structural Analysis

Determine bridge types as per scope of services. Perform a preliminary structural analysis to determine the approximate superstructure depth.

704       Comparative Design and Cost Analyses

Evaluate those alternate bridge structure types that are appropriate to the site based on considerations of highway design parameters, traffic safety, impacts to surrounding properties and environmentally sensitive areas, traffic management, constructability, and aesthetics. Cost shall only be used to select between alternates that have been determined to be equally appropriate to the site based on the Type Section Worksheet.

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705       Preliminary Structures Report Preparation

Prepare a Preliminary Structures Report where scope of services includes an investigation of rehabilitation verses replacement. The report shall evaluate the structural components that have less capacity than required for statutory live load, and shall justify the recommendation for rehabilitation or replacement.

706       Bridge Type Selection Worksheet Preparation

Prepare a Type Selection Worksheet per the MassDOT Bridge Manual detailing the various design alternatives for the bridge, complete with appropriate graphics, descriptive text and cost breakdowns justifying the recommendations presented.

707       Meetings and Liajson

Attend meetings and coordinate with MassDOT during the preparation of the type study report to advance the work. Respond to MassDOT review comments.

SECTION 710

SKETCH PLANS

711       Establish Boring locations

Determine the locations for the proposed bridge borings based on an approved structure type. Coordinate the boring program and the geotechnical design with MassDOT's Geotechnical Section. Prepare the boring location plans.

712       Hydraulics Study and Report (Bridges over Water)

Review the hydrological analysis and hydraulics report relative to the size of the hydraulics opening. Perform all calculations necessary to determine the size' of the opening required to accommodate the design flows. Prepare a Hydraulics Report that presents pertinent data and recommendations.

713       Sketch Plan Development

Prepare sketch plans for each structure in accordance with the MassDOT Bridge Manual. Submit review copies together with the foundation report to MassDOT. Check to ensure that the proposed design and construction staging plan addresses the cost and scheduling impacts associated with accommodating both existing and proposed utilities. Review the boring logs and foundation reports. Perform geometric design calculations.

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714       Meetings. Coordination and Liaison

Participate in MassDOT Sketch Plan review meetings. Prepare responses to agency comments and plan revisions, as necessary. Provide coordination during the soils testing program and prior to the preparation of the soils and foundation reports being provided by the geotechnical staff or a subconsultant.

715       Constructability Review

Review the design of the proposed structure to ensure that the structure does not present any unusual matters that would unduly. Increase the cost the project or present potential scheduling delays during construction resulting in claims for extra work. Particular attention must be given to the proposed construction staging and available right of way.

716       Submission Checklist

Prepare and submit Bridge Section Checklist.

SECTION 750

FINAL BRIDGE DESIGN

751       Structural Design -Superstructure

Prepare the design calculations, and perform an independent design check of the calculations for all superstructure components in accordance with the MassDOT Bridge Manual.

752       Structural Design -Substructure

Prepare the design calculations and perform an independent design check of the calculations for all substructure components, including any cofferdams and permanent excavation support system requirements in accordance with the MassDOT Bridge Manual.

753       Bridge Layout Geometrics

Prepare the design calculations and perform an independent design check of the bridge geometric calculations, including framing, layout, critical clearance and elevation of footings, layout and ties, etc.

754       Contract Drawings

Prepare the structural drawings in accordance with the MassDOT Bridge Manual and check the drawings for content and accuracy.

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755        First Review Submission

Prepare and submit the bridge design plans for MassDOT review and subsequent resolution of the comments and recommendations received from MassDOT.

756        Quantity Cost Estimates

Prepare the quantity calculations, and perform an independent check of the quantity calculations of the bridge items and related cost estimates.

757        Special Provisions

Prepare the bridge special provisions in accordance with the MassDOT Bridge Manual.

758        Second Review Submission

Prepare and submit updated final bridge designs plans for MassDOT review and subsequent resolution of MassDOT comments and recommendations.

759        FHWA Reviews

On projects requiring FHWA oversight, provide copies of First and Second Bridge Plans for submission to FHWA for review. Respond to FHWA comments.

760        Meetings and Liaison

Participate in meetings and coordinate in scheduling and advancing the bridge design.

761        Constructability and Quality Control (QC) Review

Perform an independent review of the project by an experienced engineer who is not directly involved in the preparation of the contract documents. Review shall focus on the practicality of constructing the structure based on access to site, equipment needs, and material. properties, etc. Provide an overall review of the plans, specifications and estimate for conformity to the Guidebook, the Standard Specifications for Highways and Bridges, the latest Supplemental Specifications, the Bridge Manual, the Construction and Traffic Standard Details, and the latest Engineering and Policy Directives.

762        Submission Check List

Prepare and submit Bridge Section Check list.

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SECTION 800

PS&E SUBMISSION

Upon approval of the plans submitted for the preliminary design submission, the Consultant shall proceed with the preparation of the contract plans and documents in accordance with the relevant guidelines set forth in the Guidebook, the Bridge Manual, the Standard Specifications for Highways and Bridges, and other related publications as listed in Division I.

801       Respond to 100% Comment

Prepare a formal written response to all comments received regarding the 100% review.

802       Finalize Plans Specifications and Estimate

Ensure that all comments from 100% review are addressed and reflected in the contract documents.

803       Prepare Detail Sheets

Prepare Detail Sheets in accordance with Chapter 13 of the Guidebook. All items of work not adequately reflected on the plans are to be described in the Detail Sheets.

804       Combine Highway and Bridge

Ensure that the highway plans accurately depict the approved bridge design and that the index correctly identifies the page numbering of the bridge plans. Combine Special Provisions and Estimate into one package that eliminates redundancy and ambiguity.

805       Quality Control (QC) Review

Have an experienced engineer who is not directly involved in the preparation of the contract documents perform an independent review of the project. Log on to the MassDOT website for the latest reference documents such as Engineering Directives and Policy Directives, and verify that the Plans, Specifications and Estimate are prepared in accordance with these documents. Review all environmental permits and ensure that the contract documents provide a means of compensating the construction contractor for performing work described in the permits.

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SECTION 900

CONSTRUCTION ENGINEERING

The Consultant shall provide construction phase services for items of work identified in the Scope of Services. Compensation for all construction phase services shall be made on a Costs Plus a Net Fee basis, as described under Division I, regardless of the payment method used for other services specified under this Contract. Construction phase services shall generally fall within the major categories described hereafter, unless otherwise specified under this Contract or directed by the Engineer.

The Consultant shall furnish consultations and interpretation of the Contract drawings and specifications as may be required by the Engineer. No payment will be made for visits to the work site in relation to errors or omissions made by the Consultant or to insufficient data in work previously submitted by the Consultant.

The Consultant shall also make its services available during construction for visits to the work site for consultations regarding additional design services or unforeseen problems required by the Engineer. Payment for additional construction phase services, if required and approved by the Engineer, shall be made in accordance with Division I.

Consultant shall review and take appropriate action upon the contractor's submittal of shop drawings, samples of construction material, and product data, as required in the construction contract documents, but only for conformance with the design concept of the Project and with the information given in the construction documents. In its review of the shop drawings, Consultant is entitled to rely on the information provided and the stamp and certification of the submitting Contractor as described in the Construction Contractor's general conditions. Review of shop drawings, product data and samples of construction material shall not include review of dimensions, quantities, calculations, weights, fabrication processes, construction means and methods, coordination of trades or safety factors related to construction.

The purpose of the Consultant's site visits and observations is to become generally familiar with the progress and quality of the work to determine, in general, if the work is proceeding in accordance with the design intent of the contract documents. The Consultant shall not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of work. On the basis of these on-site observations, the Consultant shall endeavor to keep the Engineer informed of portions of the work which the Consultant discovers are not proceeding in accordance with the design intent of the contract documents.

901       Pre-Bid Services

Review and respond to inquiries from MassDOT related to the bid documents. Participate in Pre-Bid Conference. Provide written responses to contractor's questions.

II-38

902       Pre-Construction Conference

Attend the Pre-Construction Conference. Answer questions and prepare the minutes of the meeting.

903       Highway Shop Drawings and Signal Permit

Review lighting, traffic signals, and sign shop drawings, including foundations and supports; and perform an operational site inspection. Prepare a signal permit based on as-built conditions.

904       Bridge and Wall Shop Drawings

Review and approve or take other appropriate action upon structural shop drawings for conformance with the contract documents.

905       Bridge Construction Procedures

Review and approve or take other appropriate action according to the Bridge Manual regarding the conformance of the bridge demolition and erection procedures to the contract documents.

906       Furnishing Advice and Field Visits

Provide assistance to MassDOT in interpreting the contract documents. Conduct field visits to the project site during construction as requested by the Engineer to provide consultation on design intent, assistance in addressing unforeseen conditions and for similar matters, as requested by the Engineer. Attend periodic status and coordination meetings as determined by complexity of the project.

907       Geotechnical Construction Evaluation

Provide a technical recommendation to resolve unanticipated foundation issues encountered during all phases of construction.

908       Bridge Rating and Photographs

Visit the project site and evaluate structures for conformance to the contract documents. Take photographs of completed structure. Prepare the Bridge Rating Report.

II-39

ATTACHMENT J

SPECIAL PROVISIONS

During the performance of the work assigned under this Contract, the parties shall comply with the applicable Provisions described in Division I and Division II of the Standard Provisions (Attachment I), except as expressly amended or supplemented in these Special Provisions.

DIVISION I - General Requirements and Covenants

SECTION 2

LEGAL RELATIONS AND RESPONSIBILITIES

2.02 Subcontracting

The following language is added to this Section:

The Prime Consultant has given a reasonable approximate percentage of job hour effort for each participating subconsultant which will be reflected in the Budget (Attachment B). The Consultant shall! provide a report to MassDOT for each subcontractor listed below stating the percentage (o/o) of work performed and the cumulative payments made to each subcontractor for the duration of the contract. This information shall be provided to MassDOT by using Attachment M and which shall be submitted on a quarterly basis per calendar year.

Subconsultant:
Steere Engineering, Inc.	5% (MBE)
Lamson Engineering Corporation	5% (MBE)

The following section is added after Section 2.02:

2.02-A Minority and Women Business Enterprise (M/WBE) Participation

The M/WBE participation goal stated in the Request for Response (RFR#201304EDRS) for this contract is ten percent (10%) of the general fee. Only firms, other than the Prime, which have been certified by the Supplier Diversity Office as eligible to participate on state funded contracts as MBEs, Portuguese owned businesses or WBEs may be used on this contract toward the M/WBE participation goal.

The identities of the MBE or WBE were submitted within Request for Responses and are listed above within section 2.02. If MassDOT finds that the percentage of M/WBE participation through the reporting requirement for Sub-consultants will not meet the M/WBE goal stated above, and that the Prime consultant has not made a good faith effort to meet the goal, MassDOT may, at is discretion, take further action against the Prime consultant.

MassDOT may during the life of this contract utilize an electronic database where the Prime Consultant will have direct access to report on the M/WBE(s) participation. Payment for this work shall be considered the cost of doing business for which the Prime Consultant is not eligible to receive payment on either a manual or electronic reporting system.

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2.06 Insurance

The following language is added to Section 2.06, Part A:

5.       Professional Services Liability

The Consultant shall carry a professional services liability insurance policy for errors and omissions for the minimum amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00).

SECTION 4

PROGRESS OF THE WORK

Section 4.01 is replaced in its entirety with the following:

4.01 Schedule

The Consultant shall begin performance of the services designated in the Contract promptly after receipt of the Notice to Proceed, and shall complete the services in a reasonable and timely fashion.

All services shall be performed by the Consultant in accordance with the time schedule as specified in this Contract, or in subsequent agreements between MassDOT and the Consultant.

Should circumstances occur which are beyond the control of the Consultant, such as an increase in the scope of service, revisions to approved services, or a change in the conditions under which the services are to be performed, the specified contract completion date may be extended in accordance to the approved schedule.

The initial length of each contract will be for five (5) years with two options to renew for two (2) years each.

SCHEDULE CONTROLS

For each design assignment, the Consultant must incorporate and maintain the following:

(1)	A Project Design Schedule (PDS) using the template provided by MassDOT;
(2)	Periodic Progress Reports with each invoice, using the template provided by MassDOT
(3)	Updates and reconciliation statements of Project Scope, as appropriate.

Project Design Schedule

a) Content

The Consultant is required to submit a detailed Project Design Schedule (PDS) to MassDOT for review and approval. MassDOT has developed standard PDS templates which are posted on the MassDOT website. The Consultant shall use the appropriate MassDOT PDS template. MassDOT may require the Consultant to revise the PDS by, but not limited to, adding an activity relationship/logic or modifying certain logic to reflect expected work sequencing. The Consultant will be allowed to adjust the task logic of these templates to meet the specific needs of the Project, as authorized by MassDOT. The PDS shall be consistent with the Consultant's Project Management Pin and establish the framework for the Project. When appropriate, the PDS will be coded to identify the responsibilities of sub-consultants and others that may be involved.

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The PDS will outline the activities to accomplish the design effort, in accordance with the requirements of the Time Provisions of the Contract assignment (or Project). The PDS shall be used by the Consultant and MassDOT for planning and monitoring progress of design work; critical design tasks; critical decision dates; and critical actions required by all parties involved in the design process.

The design services shall be undertaken and completed in accordance with the PDS, as approved by MassDOT, and as revised and updated monthly by the Consultant. The PDS shall include a record of actual completion dates that have occurred.

b) Project tracking points

The PDS shall consist of all significant activities to be performed on the Project by MassDOT, the Consultant and any other entity, from the date of Notice to Proceed through completion of the Project, including the following activities to be performed by the Consultant: all Project milestones pertaining to data collection, field survey/inspection, preliminary and final design submissions, including plans, specifications and construction quantity development, and construction phasing plans (if included in the scope and fee). The PDS shall also clearly define progression of work from design phase execution to design completion, by using separate activities for all significant design components, including, but not limited to, those activities already identified in the MassDOT PDS template.

e) Format

The Consultant shall complete the PDS using Microsoft Project software, Oracle Primavera, or an equivalent approved by MassDOT, and shall include such information as required in the MassDOT PDS template (as may be amended), or other schedule guidance issued by MassDOT for the Project. Schedules shall be submitted to MassDOT in both hard copy (11" X 17") and electronic format.

SECTION 5

COMPENSATION

The following language is added to this Section;

5.03 Cost Plus Net Fee (Payment Method 2)

The Consultant shall be compensated under Payment Method 2.

b. Indirect Costs

The indirect cost rates that are to be used under this Contract by the Consultant and the Subconsultants shall conform to the billing rates below:

J-3

Prime:

Gill Engineering Associates, Inc. 111.94%

b. Indirect Costs (Cont'd.)

Subconsultants

Steere Engineering, Inc. 106.68%

Lamson Engineering Corporation 130.17%

d. Direct Expenses

Private Mileage - Reimbursement shall be made in accordance with 'present company policy and Federal Travel Regulations, but limited to a maximum of 56.5 cents per mile.

DIVISION II -Standard Task Descriptions

The following Language is added to the Standard Task Descriptions in tire noted SECTIONS:

SECTION 100

PROJECT DEVELOPMENT ENGINEERING

105       Project Design Schedule Development and Monthly Updates

Develop and submit for approval a project design schedule in accordance with the requirements of Division I, Section 4.01 as amended by the language included above.

SECTION 300

25% HIGHWAY DESIGN SUBMISSION

330 Construction Contract Time Determination

At the 25% design stage the designer must provide the project manager with the anticipated construction duration. This preliminary duration shall be determined based on the know scope of work outcomes of early utility coordination, current proposed staging and anticipated traffic management plan. A full Construction Contract Time Determination (CCTD) performed by a Scheduler is not required until the 75% design and beyond.

331 Incentives/Disincentives

If required by MassDOT, the Consultant shall provide additional support services to develop contractor performance based incentives and disincentives (IID). The work under this task may include development of the following items:

a.)       Road User Impact Calculations

b.)       Acceleration Schedules

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Road User Impact Calculations (RUC)

These shall be generated using the traffic information that has been gathered during the design phase and shall be analyzed and presented in accordance with the standards that have been identified as part of the American Association of State Highway and Transportation Officials (AASHTO) User and Non-User Benefit Analysis for Highways (September 2010 or latest addition), and in accordance with MassDOT's current policies and procedures.

Acceleration Schedules

In support of the development of the 1/13 analysis and the RUC analysis, the Consultant may be directed by the Project Manager to provide several alternative Contract Time Determination Schedules (CTDs) to assist MassDOT in the finalization of parameters that will be provided to the contractors for their performance based incentive,

SECTION 400

75% HIGHWAY DESIGN SUBMISSION

423 Quantity & Cost Estimate (Weighted Average Bid Application)

Supplement the Standard Task Description with the following:

Provide tracking of significant changes (greater than 10%) since the 25% estimate.

427 Bottom Up Estimate and Reconciliation (if required)

a)       Bottom Up Estimate and Reconciliation

When required, as identified by one of the criteria i-iv below, the Consultant shall perform bottom-up cost estimates at the 75% design stage, 100% design stage and at PS&E stage for lump sum items. Bottom-up cost estimates will not be required for standard items with other units of measure. A bottom-up cost estimate is a cost estimate that is based on a detailed breakdown of labor, materials, equipment and production rates. The Consultant shall perform bottom-up cost estimates for lumpsurn items if the Project:

i.	has an estimated construction cost of at least $15 million:
ii.	has an estimated construction cost of at least 56 million and is complex (e.g., includes complex traffic sequencing, construction over a waterway, utility relocation, right of way issues, or railroad coordination), as determined by MassDOT;
iii.	includes accelerated construction techniques;
iv.	or on an as needed basis as determined by MassDOT.

b)       Basis of Estimate Narrative

As part of the 75%, 100% and PS&E design submissions, the Consultant shall submit a "Basis of Estimate Narrative" to MassDOT. Failure to submit a Basis of Estimate Narrative with a design submission may result in MassDOT's rejection of the cost estimate.

The form of the Basis of Estimate Narrative shall be in accordance with the sample template provided by MassDOT.

J-5

c) Quality Control Procedures

The Consultant shall submit its Quality Control (QC) Procedures for performing cost · estimates to MassDOT for review and approval prior to commencing work on the Project. As a minimum requirement, the Consultant shall detail the roles of each individual performing the estimate (quantity survey, pricing, constructability, means-and-methods), and provide a description of how quantities will be checked, and how pricing computations will be maintained.

d) Independent Cost Estimating

For reliable and accurate construction cost estimates for projects, MassDOT may engage an Independent Estimator (IE) to develop independent cost estimates at various design stages of the Project.

If this is required the Consultant is responsible for responding to the IE's comments, reconciling documents generated by the Consultant and documents generated by the IE, and for revising the construction contract documents if deemed necessary by MassDOT.

e) Reconciling Estimates

The Consultant shall cooperate with MassDOT to reconcile its cost estimates with those of the Independent Estimator. If requested, the Consultant shall provide information and documentation to MassDOT in addition to the documentation and information set forth above.

MassDOT shall draft the reconciliation statements on estimates. The Consultant may be required to review the reconciliation statements for validity and, as directed by MassDOT, shall resolve and incorporate the cost estimates contained in the reconciliation statements in future submittals on the Project.

The Consultant shall also collaborate with MassDOT to determine whether alternatives may reduce the Project costs or schedule, and to identify these alternatives. Alternatives include, but are not limited to, constructability approaches. MassDOT and the Consultant will agree on a scope and fee adjustment for the Consultant's preparation of alternatives.

428       Construction Contract Time Determination

This language applies to all Projects with Project Utility Coordination Form and/or Incentives/Disincentives.

The Consultant shall prepare a Construction Contract Time Determination (CCTD) Schedule which sets forth an estimate for a reasonable duration of the construction contract, utilizing the details of the estimate for all projects that involve a Project Utility Coordination Form or Incentives/Disincentives that MassDOT choosesto offer the Contractors.

The CCTD Schedules at the 75% (INITIAL), 100% (UPDATED) and PS&E (UPDATED) design stages provide MassDOT with a basis to determine whether the Construction Contract Duration represents a reasonable approach to constructing the Project, to allow constructability issues to be addressed prior to design completion, to assist the Consultant with the requirements to validate that the contract plans/documents support a constructible approach, and to assist MassDOT ID the review of the Contractor's Baseline Schedule Submission.

J-6

The Consultant shall employ an experienced construction scheduler to prepare construction schedules at the 75%, 100% and PS&E design stages. The Scheduler must have a minimum of 5 years construction scheduling experience, and may be an employee of the Consultant.

a)       Critical Path Method Scheduling

The CCTD Schedule shall use a Critical Path Method (CPM) and shall be developed and maintained using software approved by MassDOT (Primavera is preferred for consistency with MassDOT's construction specifications and master schedule). An evaluation of critical resources, shift differential, overtime, proposed methods, and all limitations of operations shall be included in the CCTD Schedule.

Based upon consultation with MassDOT the Consultant will be required to respond to any comments and update, explain or incorporate any MassDOT provided data, such as production factors, and/or revise the CCTD Schedule,as MassDOT determines necessary.

The Consultant shall submit a CCTD schedule following the 75%, 100% & PS&E submission of each construction cost estimate. The CCTD schedule submission will be due three (3) weeks after the construction cost estimates have been approved by MassDOT.

If required, the data from the bottoms up cost estimate for Lump Sum items (e.g., crews, equipment, production rates, quantities. construction sequence), must be used in the development of the CCTD Schedule. The Scheduler shall develop the logi.c (activity relationships) and activity durations using data from the estimate. Production rates and labor hours shall be used to develop reasonable crew hours based upon a reasonable crew composition. This evaluation shall also consider the intended construction sequence, construction seasons, and other construction time related aspects, such as any requirements to relocate utilities and Incentive/Disincentive provisions.

b)       Milestones and Access Restraints

The Consultant shall develop Contract Milestones and Access Restraints (to the Project site) including those identified to support the utility coordination developed as part of the Project Utilities Coordination Form and those needed to support the implementation of Incentives and Disincentives that should be included in the construction contract provisions, and shall include them in the CCTD schedule.

c)       Limitations of Operations -Construction Constraints

The Consultant shall identify significant implications of construction constraints as may be determinable, and reflect them in the cost estimate and schedule, including, but not limited to restrictions from temperature, noise, vibration, permitting, approved materials, emergency response and community events, as part of the Project Utility Coordination form. The Consultant shall include all of the resulting PUC form information in their CCTD and shall provide MassDOT a furnished PUC form in the Contract Documents. This effort also includes the development of access restraints (restrictions that clearly define when the contractor can start work in a specific area allowing for the third -party Utility to complete their work) into the Contract Documents. The Consultant shall identify any early utility work, permitting or Right of Way activities that must be performed prior to the Contractor N.T.P. These early coordination activities shall be identified and included in the CCTD updates.

J-7

d) Elements

The Consultant shall include the following time (contract duration) related elements are included in the CCTD Schedule:

1)	Preparation of a work plan and mobilization prior to starting physical work;
2)	Preparation of critical submittals;
3)	Review of critical submittals by the Consultant (MassDOT will provide standard submittal review durations to be used in the CCTD schedules);
4)	Procurement/ordering of materials;
5)	Fabrication and delivery of long-lead items;
6)	Time necessary to complete each activity, as itemized in the Construction cost estimate;
7)	Testing;
8)	Commissioning (moveable drawbridges only);
9)	Winter restrictions;
10)	Environmental permitting or landowner restrictions;
11)	Agency/utility/city restrictions;
12)	Sequencing/logic required to complete the work;
13)	Utility restraints and utility relocation milestones; and
14)	Early/Critical coordination activities
A.	Early Utilities
B.	Remaining Right of Way
C.	Permits that the Contractor must obtain

e)       Quality Control Procedures

The Consultant shall submit its Quality Control (QC) procedures for the performance of CCTD to MassDOT for review and approval prior to commencing work on the Project. As a minimum requirement, the Consultant shall detail the roles of each individual performing the planning schedule (utilization of estimating information, logic, durations, constructability, means-and-methods), and provide a description of how the schedule will be developed, monitored and approved by the Consultant.

429       Incentives/Disincentives with Road User Calculation

Refer to Standard Task Description 331 (Incentives/Disincentives) which details the effort involved in this task for the 25%, 75%, I 00% and PS&E Submissions.

J-8

SECTION 450

100% HIGHWAY DESIGN SUBMISSION

454       Finalize Quantity and Cost Estimate (W.A.B.A. & Calculation Book)

Supplement the Standard Task Description with the following:

Provide tracking of significant changes (greater than 10%) since the 75% estimate.

457       Bottom Up Estimate and Reconciliation (if required)

Refer to Standard Task Description 427 (Bottom Up Estimate and Reconciliation) which details the effort involved in this task for the 75%, 100% and PS&E Submissions.

458       Construction Contract Time Determination

Refer to Standard Task Description 428 (Construction Contract Time Determination) which details the effort involved in this task for the 75%, I 00% and PS&E Submissions.

459       Incentives/Disincentives

Refer to Standard Task Description 331 (Incentives/Disincentives) which details the effort involved in this task for the 25%, 75%, I00% and PS&E Submissions.

Revise SECTION 700 PROJECT DEVELOPMENT - STRUCTURAL and SECTION 710 SKETCH PLANS by revising the number for Standard Task 712 Hydraulics Study and Report (Bridges over Water) to 708, Standard Task 712 is renamed to "Reserved."

SECTION 800

PS&E SUBMISSION

802       Finalize Plans, Specifications and Estimate

Supplement the Standard Task Description with the following:

Provide tracking of significant changes (greater than 10%) since the 100% estimate.

806       Finalize Bottom Up Estimate and Estimate Reconciliation (if required)

Refer to Standard Task Description 427 (Bottom Up Estimate and Reconciliation) which details the effort involved in this task for the 75%, 100% and PS&E Submissions.

807       Finalize Construction Contract Time Determination

Refer to Standard Task Description 428 (Construction Contract Time Determination) which details the effort involved in this task for the 75%, I00% and PS&E Submissions.

808       Finalize Incentives/Disincentives

Refer to Standard Task Description 331 (Incentives/Disincentives) which details the effort involved in this task for the 25%, 75%, 100% and PS&E Submissions.

J-9

MassDOT
Minority/Women Business Enterprise (M/WBE)
Quarterly Expenditure Report

MassDOT Contract # : ____________________ Project Location: ______________________________
Name of Consultant: ______________________________ Current Contract Value: ______________
Name of M/WBE: ____
Date Work Began: ______________________ Estimated Date of Completion: __________________

NOTE: A separate report must be submitted for each Minority/Women Owned Business Enterprise. Reports are to be submitted no later than the corresponding dates listed below to the Office of Diversity and Civil Rights (ODCR) each calendar quarter for the duration of the project, regardless whether payment has been made during the quarter. Reports can be emailed or faxed to ODCR to the attention of the Director of Contract Compliance at DOTEBO@state.ma.us or 857-268-0602.

DUE DATES FOR REPORT SUBMITTAL TO MASSDOT ARE AS FOLLOWS:

1st Quarter	**(July 1 – September 30)**	**Report is due no later than October 15**
2nd Quarter	**(October 1 – December 31)**	**Report is due no later than January 15**
3rd Quarter	**(January 1 – March 31)**	**Report is due no later than April 15**
4th Quarter	**(April 1 – June 30)**	**Report is due no later than July 15**

Final Report: Yes☐ No☐ if Yes, certification by M/WBE is required
Quarter Reporting: Begin ________________________ End ________________________
1. M/WBE Original Contract Amount: __________ M/WBE Current Contract Amount: ______________
2.Amount paid to M/WBE this quarter: ____
3. Total amount paid to M/WBE to date: ____
4. Balance due M/WBE: ____
5. Comments (including justifiable explanation for any shortfall, if "Final Report"): ______________
____
____
____

Under the pains and penalties of perjury we hereby certify that the information supplied herein is correct and complete

	Required for Final Report Only
Consultant ______________________	M/WBE ______________________
Signed ______________________	Signed ______________________
Print Name ______________________	Print Name ______________________
Title ______________________	Title ______________________
Phone # ______________________	Phone # ______________________
Email ______________________	Email ______________________

Attachment M

Exhibit A-1

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY): 10/1/2013

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Strategic Insurance Solutions, Inc. 2000 Commonwealth Avenue Newton MA 02466	CONTACT NAME: Denise Butcher PHONE (A/C, No, Ext): (617) 558-7100 x122 FAX (A/C, No): (781) 459-8282 E-MAIL ADDRESS: db@strategicinsure.com	
	INSURER(S) AFFORDING COVERAGE	NAIC #
	INSURER A: Natl Fire Ins. Co of Hartford	20478
INSURED Gill Engineering Associates, Inc 200 Highland Ave 4th Floor Suite 404 Needham MA 02494	INSURER B: Citation Insurance	40274
	INSURER C: Continental Casualty Company	20443
	INSURER D: Transportation Insurance Co.	20494
	INSURER E: Ironshore Specialty Insurance	
	INSURER F:	

COVERAGES **CERTIFICATE NUMBER:** CL1310102523 **REVISION NUMBER:**

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
A	GENERAL LIABILITY X COMMERCIAL GENERAL LIABILITY CLAIMS-MADE X OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: POLICY X PRO-JECT LOC			5088070913	11/28/2012	11/28/2013	EACH OCCURRENCE	$ 1,000,000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$ 300,000
							MED EXP (Any one person)	$ 10,000
							PERSONAL & ADV INJURY	$ 1,000,000
							GENERAL AGGREGATE	$ 2,000,000
							PRODUCTS - COMP/OP AGG	$ 2,000,000
								$
B	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS X SCHEDULED AUTOS X HIRED AUTOS X NON-OWNED AUTOS			RTV043	12/28/2012	12/28/2013	COMBINED SINGLE LIMIT (Ea accident)	$ 1,000,000
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
C	X UMBRELLA LIAB X OCCUR EXCESS LIAB CLAIMS-MADE DED X RETENTION $ 10,000			5088070927 This policy excludes Professional Liability	11/28/2012	11/28/2013	EACH OCCURRENCE	$ 2,000,000
							AGGREGATE	$ 2,000,000
								$
D	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) N If yes, describe under DESCRIPTION OF OPERATIONS below	N/A		5092151148	11/28/2012	11/28/2013	X WC STATU-TORY LIMITS OTH-ER	
							E.L. EACH ACCIDENT	$ 500,000
							E.L. DISEASE - EA EMPLOYEE	$ 500,000
							E.L. DISEASE - POLICY LIMIT	$ 500,000
E	PROFESSIONAL LIABILITY			000917002	1/15/2013	11/28/2013	EACH OCCURRENCE & AGG	$2,000,000
A	VALUABLE PAPERS			5088070913	11/28/2012	11/28/2013	LIMIT OF INSURANCE	$100,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)
Description: MassDOT Contract #77862 Statewide/Design & Review Services

CERTIFICATE HOLDER	CANCELLATION
Commonwealth of Massachusetts	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
	AUTHORIZED REPRESENTATIVE Denise Butcher Denise Butcher/DMB

ACORD 25 (2010/05)
INS025 (201005).01
© 1988-2010 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

Exhibit A-2

Summary

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Summary

Document Number: 201304EDRS Issued By: Massachusetts Department of Transportation MassDOT Highway (Formerly Massachusetts Highway Department) / Massachusetts Department of Transportation (Formerly Massachusetts Highway Department)

Summary | Rules | Issuer(s) | Forms & Terms | Specifications | Updates | Other Information

Document Title: Statewide-Engineering Design and Review Services

Document Status: CLOSED **Version:** 00007

Amendment Reason: Posting of Final Questions and Answers - Amendment # 6

Estimated Value (US$): Not Available

Estimated Units: Rate

Open Date: 04/05/2013 12:01AM **Close Date:** 05/17/2013 03:00PM

Amendment Deadline: 05/17/2013 02:45PM **Last Changed Date:** 05/17/2013 03:00PM

Comm-PASS Category: **Architectural-Engineering Services / OTHER- All Other Architectural-Engineering Services**

Issuing Organization: **Massachusetts Department of Transportation MassDOT Highway (Formerly Massachusetts Highway Department) / Massachusetts Department of Transportation (Formerly Massachusetts Highway Department)**

Procurement Type: Restricted To Use By Issuing Entity Only

Applicable Procurement Law: MGL c. 7, § 22; c. 30, § 51, § 52; 801 CMR 21.00

For Statewide Contract: No **Contains Federal Stimulus:** No **Contains EPP:** No

Contains SDP : No **Contains Prompt Pay:** No **Contains MBE/WBE/DBE Goal:** Yes

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Search Key Words: Joseph Pavao, Engineering, Roadway Design, Bridge Design, Review Services, Project Scoping, and Construction Phase,

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Description: This Request for Response (RFR) invites qualified prospective consultants to submit proposals to provide statewide Professional Engineering Design and Review Services on an on-call, task order basis for various highway and bridge projects

---

Related Contract Number: 201304EDRS

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https://www.ebidsourcing.com/processPublicSolSummView.do?doValidateToken=false&... 8/21/2013

Exhibit A-3

Statewide – Engineering Design and Review Services
RFR# 201304EDRS

Instructions for Request for Response (RFR)

1.0 GENERAL

This Request for Response (RFR) invites qualified prospective consultants ("prospective consultants") to submit proposals to provide statewide Professional Engineering Design and Review Services on an on-call, task order basis for various highway and bridge projects, as described in the **Scope of Services – Exhibit A** of this RFR.

Prospective consultants must be prequalified by MassDOT's Architects and Engineers Review Board as of the close date of this RFR in at least one of the following categories:

- **Intermediate Roadway Design**
- **Intermediate Bridge Design/Rating**

These instructions prescribe the general format and contents of the RFR Response required for MassDOT to evaluate prospective consultants on a comparative basis.

At the conclusion of this RFR process, MassDOT intends to enter into Master Agreements ("contracts") with multiple prospective consultants determined by MassDOT to be most qualified to provide the required services. Contracts will be for Roadway Design related services, Bridge Design related services, or both Roadway and Bridge Design related services, as determined by MassDOT and as further described in **Section 10.0, End Result of Process**. Each selected prospective consultant will be limited to one contract.

The initial length of each contract will be **five (5) years** with two (2) options to renew for two (2) years each. All contracts will be subject to funding and MassDOT has the right to terminate any contract, if necessary. No federal funding will be used in these contracts.

This is a single Department procurement for MassDOT only.

2.0 PREPARATION OF RFR RESPONSE

The RFR Response with attachments and completed forms shall be in the format as specified in these Instructions. Each Response shall show the full legal name and business address of the prospective consultant, including street address if different from mailing address, and shall be signed and dated by the person or persons authorized to bind the prospective consultant. Proposals by a partnership or joint venture shall list the full names and addresses of all partners or joint ventures. The State of incorporation shall be stated for each corporation that is a prospective consultant. This information should be submitted by completing **Attachment I, Consultant Mandatory Submission Form.**

The name of each signatory shall be typed below each signature. If requested by MassDOT, satisfactory evidence of the authority of a signatory on behalf of the prospective consultant shall be furnished. The information should be submitted by completing **Attachment E, Signatory Authorization Form.**

Page 9 of 20

Exhibit A-4

Master Service Agreements
Statewide Design and Review Services
RFR No. 201304EDRS

Contract Number	Firm	Contract Category
77845	AECOM	Highway and Bridge
77846	Alfred Benesh & Company	Highway and Bridge
77847	BETA Group	Highway and Bridge
77848	BSC Companies	Highway and Bridge
77849	CDM/Smith	Highway
77850	CDR MaGuire	Highway and Bridge
77851	CHA	Highway
77852	Chappell Engineering Associates	Highway and Bridge
77853	CLD Consulting Engineers	Bridge
77854	CME Associates	Bridge
77855	Collins Engineers	Highway and Bridge
77856	Commonwealth Engineers and Consultants	Bridge
77857	Dewberry	Highway and Bridge
77858	Diversified Technology Consultants	Bridge
77859	Fay Spofford & Thorndike	Highway and Bridge
77860	Gannett Fleming	Highway and Bridge
77861	Garofalo & Associates	Bridge
77862	Gill Engineering Associates	Bridge
77863	Green International	Highway and Bridge
77864	Greenman-Pedersen	Highway and Bridge
77865	Hardesty & Hanover	Bridge
77866	HDR Engineering	Highway and Bridge
77867	HNTB Corporation	Highway and Bridge
77868	Howard/Stein-Hudson Assoicates	Highway
77869	Hoyle Tanner & Associates	Highway and Bridge
77870	Jacobs	Highway and Bridge
77871	Kleinfelder	Highway and Bridge
77872	Lamson Engineering Corporation	Bridge
77873	Lin Associates	Bridge
77874	McFarland-Johnson	Bridge
77875	McMahon Associates	Highway and Bridge
77876	Nitsch Engineering	Highway
77877	Pare Corporation	Bridge
77878	Parsons Brinckerhoff	Highway and Bridge
77879	Parsons Trasnportation Group	Highway and Bridge
77880	Shaw (CBI)	Highway and Bridge
77881	Steere Engineering	Bridge
77882	STV	Highway and Bridge
77883	T.Y. Lin International	Bridge
77884	TetraTech	Highway and Bridge
77885	TranSystems Corporation	Highway and Bridge
77886	URS	Highway and Bridge
77887	Vanasse Hangen Brustlin	Highway and Bridge
77888	Weston & Sampson	Highway and Bridge
77889	World Tech Engineering	Highway
77891	WSP	Highway and Bridge

Exhibit A-5

MassDOT

INTEROFFICE CORRESPONDENCE

TO: Thomas F. Broderick, P.E., Chief Engineer

FROM: Peter VanBuskirk, Secretary of the A&E Review Board PVB

DATE: June 14, 2013

SUBJECT: A&E BOARD ACTION

At the June 14, 2013 meeting of the Architects & Engineers Review Board, the Board used the RFR Selection Procurement Procedure to recommend the following prequalified firms to provide the services listed below.

Statewide – Master Service Agreement for design and review services. (46 Contracts)

Estimated Amount: Unspecified – Master Service Agreement

Originating Section: Design

Design Contract Number: 77845 – 77889, 77891

Selected Firms: See Attached

Approved
Thomas F. Broderick
6/14/13

Exhibit A-6

Exhibit A-7

CONSULTANT CONTRACTS CHECKLIST

CONSULTANT: GILL ENGINEERING ASSICIATES, INC. CONTRACT NUMBER: 77862

CITY/TOWN: STATEWIDE

PROJECT: DESIGN AND REVIEW SERVICES

- [x] 1. Board Memorandum–ADM 130 (Orig.)
- [x] 2. MMARS 670A Form
- [ ] 3. Allocation of Funds: FIN 681 (Orig.) & (1) copy
- [ ] 4. MMARS input form CT (Orig.)
- [x] 5. Pre–Award Audit Report (1 C)
- [ ] 6. FHWA approval: PR-2 or PR-2A (1 C)
- [ ] 7. Foreign Corp. Certificate (1 C) [Included in Att. D]
- [x] 8. Ins. Certificates ADM–081 or "ACORD" (Orig.)
- [ ] 9. PARS Number (1 C) Various

CHECK ONE:

- [x] NEW CONTRACT
- [ ] AGREEMENT/ISA
- [ ] AMENDMENT -
- [ ] MISC. ITEM -

Oscar Epstein	368-9471
CCU Administrator	Extension
Joseph Pavao	368-9287
Project Manager	Extension

10/18/13
Date to Contract & Records

- [x] Contract Documents (1 booklet):
  - Cover (Copies)
  - Index (Copies)
  - ANF Standard Contract (3 Originals)
  - Attachments:
    - [x] A. Scope of Services (Copy)
    - [x] B. Budget-Details of Compensation (HED-640 Forms Prime & Subs (Copy)
    - [ ] C. Not Used
    - [x] D. Income Disclosure (Original)
    - [x] E. Beneficial Interest (Original)
    - [ ] F. Not Used
    - [ ] G. Not Used
    - [x] H. Affirmative Action Cert. (Copy)
    - [x] I. Standard Provisions- Divisions I and II (Copy)
    - [ ] J. Special Provisions (Copy)
    - [ ] K. Consultant's Fee Proposal (1 C) (If applicable. For reference only)
    - [x] M. M/WBE Form

Remarks:

The following documents are included in this package:

* A&E Board Action
* MMARS Terms & Conditions Verification
* RFR Comm-PASS Summary Page
* Master Agreement Input Form

Revised: June 2010

Exhibit A-8

Master Service Agreements

Statewide Design and Review Services

RFR Number 201304EDRS

ContractNumber	Name of Consultant	Mailing Address

77847	BETA Group, Inc.	6 Blackstone Valley Place, Lincoln, RI02865
77862	Gill Engineering Associates,Inc.	200 Highland Ave., 4'" Floor, Needham, MA 02494
77863	Green International Affiliates,Inc.	239 Littleton Road, Suite 3,Westford, MA 01886

Exhibit A-9

February 21, 2018

SUBJECT:	Development or Real Time In-Service Prestressed Beam Monitoring Program
PARS No. X189000025P11
Contract No. 77862
Assignment No. 2 I NTP

Paul D. Moyer, P.E.

Gill Engineering Associates, Inc.

63 Kendrick Street

Needham, MA 02494

Dear Mr. Moyer:

This letter is written confirmation that you are authorized to proceed with the subject assignment. This authorization is based upon the negotiated settlement of scope and work hours as described in your letter, dated February 1, 2018. The Total Limiting Fee of $62,387.59 and approved Direct Expenses of $185,090.00 shall not be exceeded unless prior written approval is received from MassDOT. This assignment includes $52,522.41 in Special Engineering which shall not be utilized without prior written approval from MassDOT. A summary of the budget for this assignment is attached.

If you have any questions regarding this project, kindly call the Project Manager, Joe Pavao, at 857-368- 9287.

On all correspondence to the Highway Division, include the Project File Number and the MassDOT Project Manager's name in the subject heading.

Sincerely,

TPD/mjb

Att:	Budget sheet
Cc:	Joe Pavao, Project Manager
Mike Bastoni Contract Manager
Andrew Cardinale, MassDoT Audit Operations

Ten Park Plaza, Suite 4160, Boston, MA 02116

 Tel: 857-368-4636, TTY: 857-368-0655

www.mass.gov/massdot

Exhibit A-10

MASSACHUSETTS DEPARTMENT OF TRANSPORTATION
HIGHWAY DIVISION

ATTACHMENT A, NOTICE TO PROCEED

Project Manager	Joe Pavao
Consultant Name	Gill Engineering
Contract Number	77862
Assignment #21	Development of Real Time In-Service Prestressed Beam Monitoring Program

CURRENT BUDGET		Pre-Construction		Construction		Totals	
a) Direct Salary Cost		$	26,760.40	$	-	$	26,760.40
b) Ind Costs - Overhead	111.94%	$	29,955.59	$	-	$	29,955.59
c) Prof and Unallocated	10.00%	$	5,671.60	$	-	$	5,671.60
o) Other		$	-	$	-	$	-
Lump Sum/Total Limiting Fee		$	62,387.59	$	-	$	62,387.59
d) Direct Expenses		$	185,090.00	$	-	$	185,090.00
Subtotal						$	247,477.59
e) Sp. Engineering Fee						$	52,522.41
		CURRENT MAXIMUM OBLIGATION				$	300,000.00

CURRENT DIRECT EXPENSES		
Travel	$	500.00
Police Detail	$	5,000.00
Traffic Safety Setup	$	18,000.00
RR Flaggers	$	12,000.00
RR Insurance	$	5,000.00
OXYS Corp	$	144,590.00
Reserved for future use	$	-
Reserved for future use	$	-
Reserved for future use	$	-
Reserved for future use	$	-
Reserved for future use	$	-
Reserved for future use	$	-
Reserved for future use	$	-
Reserved for future use	$	-
Reserved for future use	$	-
Reserved for future use	$	-
Reserved for future use	$	-
Reserved for future use		
TOTALS	$	185,090.00

Bridge Project Management Section 2/21/2018

Exhibit A-11

EXHIBIT B & EXHIBIT C

Scope of Services & Compensation

Exhibit B and C-1

Giro DiBiase, CEO

OXYS Corporation

705 Cambridge St.

Cambridge,MA 02141

January 29, 2018

Mr. Joseph Gill

Gill Engineering Associates, Inc.

63 Kendrick Street

Needham, MA 02494

Dear Mr. Gill:

IIoT-OXYS Corp. (Oxys) is pleased to provide a scope of work to provide real time monitoring of the following three bridges:

1)	Route 31over Providence & Worcester RR (H-18-002); Holden, MA
2)	Salisbury Street over Providence & Worcester RR (H-18-004); Holden, MA 3.)
3)	Route 146 Ramp A over Emerson Brook (U-02-052); Uxbridge, MA

The scope of work is based on our site visit with MassDOT and Gill Engineering. Real time monitoring will provide MassDOT with the ability to evaluate the overall performance and changes in performance that may require corrective action and/or manual inspection over a defined period of time. In order to accurately monitor and provide useful results, a baseline condition will need to be established in order to calibrate the monitoring devices and provide a reference point for comparative monitoring. Oxys will furnish ready to install monitoring devices and provide monitoring services for the above bridges as follows:

Route 31 over Providence & Worcester RR (H-18-002); Holden, MA

Monitoring Devices

•	Provide six (6) -3 axis accelerometers/2 axis inclinometers per the attached plans
•	Provide up to three (3) MICA sensor junction box devices
•	Provide a base station and transmitter (we expect to use cell phone data services)
•	Provide all necessary wiring, enclosures and mounting hardware for installation by others
•	Provide manufacturer cut sheets and specifications
•	Calibrate sensors for baseline condition and temperature
•	All devices will be tested under laboratory (not field) conditions prior to installation
•	Oversee field installation per the installation plan and provide device calibration
•	Participate in the characterization of the baseline condition

OXYS Corporation • 705 Cambridge St. • Cambridge, MA 02141

Exhibit B and C-2

Salisbury Street over Providence & Worcester RR (H-18-004): Holden, MA

Monitoring Devices

•	Provide five (5) -3 axis accelerometers/2 axis inclinometers per the attached plans
•	Provide up to three (3) MICA sensor junction box devices
•	Provide a base station and transmitter (we expect to use cell phone data services)
•	Provide all necessary wiring, enclosures and mounting hardware for installation by others
•	Provide manufacturer cut sheets and specifications
•	Calibrate sensors for baseline condition and temperature
•	All devices will be tested under laboratory (not field) conditions prior to installation
•	Oversee field installation per the installation plan and provide device calibration
•	Participate in the characterization of the baseline condition

Route 146 Ramp A over Emerson Brook (U-02-052; Uxbridge, MA

Monitoring Devices

•	Provide five (5) -3 axis accelerometers/2 axis inclinometers per the attached plans
•	Provide up to three (3) MICA sensor junction box devices
•	Provide a base station and transmitter (we expect to use cell phone data services)
•	Provide all necessary wiring, enclosures and mounting hardware for installation by others
•	Provide manufacturer cut sheets and specifications
•	Calibrate sensors for baseline condition and temperature
•	All devices will be tested under laboratory (not field) conditions prior to installation
•	Oversee field installation per the installation plan and provide device calibration
•	Participate in the characterization of the baseline condition

Monitoring Services

•	Oxys will provide 12 months of continuous monitoring (to commence upon completion of installation, testing and field calibration)
Develop *software to analyze data and organize into a usable format for MassDOT use-solicit MassDOT input on desired data formats and reporting structure (*Software developed by IIoT- OXYS Corporation will be developed at our cost and is not included in the fee. Software will be used for the purpose of data collection and interpretation only. Oxvs will retain ownership and rights associated with all software development)
•	Provide a method for MassDOT to receive alerts upon deviations from baseline condition
•	Provide a written quarterly report that summarizes the performance of the structure behavior for each bridge
•	Provide replacement malfunctioning equipment at no additional cost (for installation by others) during the monitoring duration.

Work required by others not included in Scope:

-	Structure modeling for predicted acceleration and natural frequency response
-	Development of site plans depicting installation layout diagram with sensor, junction box and base station locations; wiring diagram; sensor attachment details and specifications
-	Temporary traffic control for installation and development of baseline condition
-	Installation of monitoring devices and associated equipment provided by Oxys for a fully functional monitoring system
-	Permitting costs, special licenses/insurance and police details required for access and installation

OXYS Corporation • 705 Cambridge St. • Cambridge, MA 02141

Exhibit B and C-3

-	Providing and installing a **120V/15Amp dedicated circuit with a disconnect at each location (**solar/backup battery has not been included in estimate and may require additional and/or different monitoring devices)
-	Calibration will require a fully loaded tri-axle be driven over each structure a total of 6 passes (3 in each lane) to be provided and coordinated by others
-	Coordination with State Police to weigh each axle using a portable scale
-	Utility costs associated with providing power, data collect and transmission

Oxys is pleased to provide the following cost estimate: Travel

Travel	-	$1,250.00
Meals	-	$540.00
Monitoring Equipment	-	$64,800.00
Sensor Calibration/Testing (32 hours)	-	$4,800.00
Install Oversite/Baseline Determination (72 hours)	-	$10,800.00
Data Monitoring (Based on 8 hours week)	-	$62,400.00
	-	$144,590

Upon Notice to Proceed, Oxys will immediately purchase and bench test monitoring equipment. We look forward to working with you to establish a schedule and make this a highly successful project which adds significant value for the MassDOT.

Sincerely,

OXYS Corporation • 705 Cambridge St. • Cambridge, MA 02141

Exhibit B and C-4